EXHIBIT 99.2
                                FORM 10-K SB / A

                    OFFICE OF THE COMPTROLLER OF THE CURRENCY
                             WASHINGTON, D.C. 20219

                            AMENDMENT TO FORM 10-KSB

[X] Annual Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended DECEMBER 31, 1998.

                            SIX RIVERS NATIONAL BANK
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                CALIFORNIA                              68-0176905
     -------------------------------             ------------------------
     (State or other jurisdiction of             (IRS Employer ID Number)
     incorporation or organization)

                     402 F STREET, EUREKA, CALIFORNIA 95501
                    ----------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (707) 443-8400
                                                     --------------

Former name, former address and former fiscal year, if changed since last report: NOT APPLICABLE.

Securities registered pursuant to Section 12(g) of the Act:

             SIX RIVERS NATIONAL BANK - PAR VALUE $5.00 COMMON STOCK
             -------------------------------------------------------
                                (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ ]No [X]

Aggregate market value of shares held by non-affiliates of the registrant (price computed using last sale price displayed on the Nasdaq National Stock Market as of the close of business on March 29, 1999):

                                   $16,078,062
                                   -----------

          Indicate the number of shares outstanding of the registrant's common stock, as of March 29, 1999:

                                    1,461,642
                                    ---------

                       DOCUMENTS INCORPORATED BY REFERENCE

                                                   PARTS OF FORM 10-K INTO WHICH
DOCUMENTS INCORPORATED                                              INCORPORATED

Definitive proxy statement for the Company's 1999
Annual Meeting of Shareholders to be filed within
120 days of the end of the fiscal year ended
December 31, 1998.                                                      Part III

Six Rivers National Bank hereby amends its Form 10-K SB for the year ended December 31, 1998 to include Item 13, Exhibits and Financial Statement Schedules and Reports on Form 8-K.

Accordingly, the undersigned registrant hereby files the following exhibits as set forth in the pages attached hereto:



PART III

ITEM 13. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

         (a)      Exhibits.

Exhibits          Description of Exhibits
--------          -----------------------

2.1 Branch Purchase and Assumption Agreement dated September 25, 1997, between Six Rivers National Bank and Bank of America

2.2 Form of Reorganization Agreement among Six Rivers National Bank, Six Rivers Interim National Bank and Six Rivers Financial Corp. and related Merger Agreement between Six Rivers National Bank and Six Rivers Interim National Bank

3.1               Articles of Incorporation

3.2               Bylaws

10.1              Six Rivers National Bank 1989 Stock Option Plan

10.2 Indemnification Agreement between John F. Burger and Six Rivers National Bank dated June 23, 1992

10.3 Transition Agreement between John F. Burger and Six Rivers National Bank dated June 16, 1997

10.4 Transition Agreement between Eugene Ulrich and Six Rivers National Bank dated June 16, 1997

10.5 Transition Agreement between Michael W. Martinez and Six Rivers National Bank dated June 16, 1997

         (b)      Financial Statement Schedules.

         Not applicable.

                                      -2-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 15, 1999.

                                       SIX RIVERS NATIONAL BANK
                                       (Registrant)


                                       By  /s/ MICHAEL W. MARTINEZ
                                           -------------------------------------
                                               Michael W. Martinez
                                               President/Chief Executive Officer
                                               and Principal Financial Officer

By  /s/ WILLIAM T. KAY                                     October 18, 1999
    -------------------------------------
    William T. Kay, Director


By  /s/ DOLORES M. VELLUTINI                               October 18, 1999
    -------------------------------------
    Dolores M. Vellutini, Director


By  /s/ KEVIN D. HARTWICK                                  October 18, 1999
    -------------------------------------
    Kevin D. Hartwick, Director


By  /s/ WARREN L. MURPHY                                   October 18, 1999
    -------------------------------------
    Warren L. Murphy, Director


By  /s/ MICHAEL MCGOWAN                                    October 18, 1999
    -------------------------------------
    Michael McGowan, Director


By  /s/ MICHAEL W. MARTINEZ                                October 15, 1999
    -------------------------------------
    Michael W. Martinez, President/
    Chief Executive Officer and Principal
    Financial Officer

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                                  EXHIBIT INDEX

Exhibits          Description of Exhibits
--------          -----------------------


2.1 Branch Purchase and Assumption Agreement dated September 25, 1997, between Six Rivers National Bank and Bank of America *

2.2 Form of Reorganization Agreement among Six Rivers National Bank, Six Rivers Interim National Bank and Six Rivers Financial Corp. and related Merger Agreement between Six Rivers National Bank and Six Rivers Interim National Bank *

3.1               Articles of Incorporation *

3.2               Bylaws *

10.1              Six Rivers National Bank 1989 Stock Option Plan *

10.2 Indemnification Agreement between John F. Burger and Six Rivers National Bank dated June 23, 1992 *

10.3 Transition Agreement between John F. Burger and Six Rivers National Bank dated June 16, 1997 *

10.4 Transition Agreement between Eugene Ulrich and Six Rivers National Bank dated June 16, 1997 *

10.5 Transition Agreement between Michael W. Martinez and Six Rivers National Bank dated June 16, 1997 *

11                Statement re computation of earnings per share, included in
                  Note 1 and Note 10 of the Bank's financial statements

         * Incorporated by reference from exhibits to Registration Statement on Form S-1 filed with the OCC on August 21, 1997

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                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY









                      ------------------------------------

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                   dated as of

                                  June 27, 1997

                                     between

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                       and

                            SIX RIVERS NATIONAL BANK

                      ------------------------------------

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1  Definitions.........................................................1
   1.1     Definitions.........................................................1

ARTICLE 2 Purchase and Sale....................................................6
   2.1    Purchase and Sale....................................................6
   2.2    Closing..............................................................6
   2.3    Transitional Matters.................................................8
   2.4    Employee Considerations.............................................11

ARTICLE 3 Price and Adjustments...............................................13
   3.1    Price...............................................................13
   3.2    Adjustments.........................................................14

ARTICLE 4 Additional Covenants................................................17
   4.1    Seller's Covenants..................................................17
   4.2    Buyer's Covenants...................................................20
   4.3    Consents............................................................21
   4.4    Environmental Matters...............................................21
   4.5    Valuation of the Assets.............................................27
   4.6    Clearing Items......................................................27
   4.7    IRA Deposits and Keogh Accounts.....................................27
   4.8    Interest Reporting and Withholding..................................28
   4.9    Eminent Domain or Taking............................................28
   4.10   Damage or Destruction...............................................29

ARTICLE 5 Representations and Warranties......................................30
   5.1    Seller's Representations and Warranties.............................30
   5.2    Buyer's Representations and Warranties..............................31

ARTICLE 6 Understandings......................................................33
   6.1    Depositors'Rights...................................................33
   6.2    Unclaimed Property..................................................33
   6.3    Head Office Accounts................................................33
   6.4    Limitation of Warranties............................................34

ARTICLE 7 Conditions to the Closing...........................................34
   7.1    Seller's Conditions.................................................34
   7.2    Buyer's Conditions..................................................35

ARTICLE 8 Termination.........................................................36
   8.1    Events of Termination...............................................36
   8.2    Liability for Termination...........................................37

ARTICLE 9 Survival, Indemnification...........................................37
   9.1    Survival............................................................37
   9.2    Seller's Indemnity..................................................37
   9.3    Buyer's Indemnity...................................................38
   9.4    Arbitration of Disputes.............................................38
   9.5    Limit on Indemnities................................................40

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ARTICLE 10 Taxes..............................................................40
   10.1   Obligations of the Buyer and the Seller.............................40
   10.2   Access to Information...............................................40
   10.3   Allocation of Consideration.........................................41

ARTICLE 11 Miscellaneous......................................................41
   11.1   Public Notice.......................................................41
   11.2   Assignment..........................................................41
   11.3   Notices.............................................................41
   11.4   Time................................................................42
   11.5   Expenses............................................................43
   11.6   Communications......................................................43
   11.7   Entire Agreement....................................................43
   11.8   Amendment...........................................................43
   11.9   Governing Law, Severability.........................................43
   11.10  Waiver..............................................................43
   11.11  Confidentiality.....................................................44
   11.12  Third Party Rights..................................................44
   11.13  Headings............................................................44
   11.14  Counterparts........................................................44


                  SCHEDULES

                  A                         List of Branches
                  1.1(a)                    Branch Real Estate
                  1.1(b)                    Furniture, Fixtures and Equipment
                  1.1(c)                    Other Liabilities
                  1.1(d)                    Deposit Summary
                  2.2(b)(i)(A)              Form of Grant Deed
                  2.2(b)(i)(B)              Form of Bill of Sale
                  2.2(b)(i)(C)              Form of Assignment and Assumption
                  2.2(d)                    Contracts
                  2.2(e)                    Leases
                  3.1                       Leasehold Improvements
                  4.4(c)                    Phase I Environmental Site
                                            Assessments and Asbestos Surveys
                  5.1(e)                    Litigation
                  5.1(h)                    Employees
                  5.2(j)                    Real Estate Disclosures
                  6.3                       Head Office Accounts

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                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT


         THIS BRANCH PURCHASE AND ASSUMPTION AGREEMENT ("Agreement") is made as of June 27, 1997, by and between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association established under the laws of the United States (the "Seller"), and SIX RIVERS NATIONAL BANK, a bank organized under the laws of the United States (the "Buyer").

               WHEREAS, the Seller maintains the branch or branches listed on Schedule A hereto (sometimes referred to herein collectively as the "Branches" and individually as a "Branch");

               WHEREAS, the Buyer wishes to purchase certain of the assets and assume certain of the liabilities of the Branches and the Seller is willing to sell and transfer the same upon the terms and subject to the conditions hereinafter set forth; and

               WHEREAS, the Buyer intends that retail and business banking services will be offered in the geographic areas served by the Branches.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Seller and the Buyer hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS
         1.1 DEFINITIONS. For purposes of this Agreement:

         "Account" means, as of any date, a deposit liability of the Seller which (i) is not represented by a certificate of deposit having a fixed maturity and (ii) is maintained at one of the Branches.

         "Accrued Expenses" means the accrued and unpaid expenses appearing as a liability on the Financial Statements pursuant to Section 3.2(c).

         "Accrued Interest" on any Deposits at any date means interest which is accrued on such Deposits to and including such date and not yet posted to such deposit accounts.

         "Affiliate" of a person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person.

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"Agreement" means this Branch Purchase and Assumption Agreement, including all schedules, exhibits and addenda, as modified, amended or extended from time to time.

         "Allocation" shall have the meaning set forth in Section 10.3.

         "Assets" means the Branch Real Estate, the Furniture, Fixtures and Equipment, Improvements, Leasehold Improvements, Cash on Hand, safe deposit boxes located at the Branches (exclusive of the contents thereof), Prepaid Expenses, Overdrafts and all books, records, files and documentation relating to the foregoing.

         "Assumed Contracts" shall have the meaning set forth in Section 2.2(d).

         "Assumed Deposits" means all Deposits existing on the Closing Date in one or more of the Branches, together with all Accrued Interest thereon as of the Closing Date; PROVIDED, HOWEVER, that Assumed Deposits shall not include any of the following, which shall be retained by Seller: (i) Deposits which secure loans, (ii) Deposits not assumed pursuant to Sections 3.2(f), 3.2(g), or 6.3,
(iii) Deposits which secure Visa card accounts, and (iv) other Deposits, if any, which the Buyer has advised the Seller, at least thirty (30) Business Days prior to the Closing Date, it cannot legally accept.

         "Branch Real Estate" means all real property owned by the Seller on which any of the Branches is located and which is identified in the preliminary title reports included in Schedule 1.1(a).

         "Break-up Fee" means an amount to be paid by Buyer to Seller pursuant to Section 5.2(i) hereof calculated by multiplying $75,000 times the number of Branches listed on Schedule A hereto which are not acquired due to the failure of Buyer to raise sufficient capital.

         "Business Day" means a day on which the Seller is open for business in California and which is not a Saturday or Sunday.

         "Cash on Hand" means, as of any date, all petty cash, vault cash, teller cash, automated teller machine cash and prepaid postage maintained at the Branches.

         "Closing" and "Closing Date" refer to the closing of the sale, purchase, transfer and assumption provided for herein to be held at the time and date provided for in Section 2.2(a) hereof.

         "Closing Financial Statement" means the estimated balance sheet of the Branches prepared by the Seller as of the close of business at the Branches on the Closing Date and on which are recorded as of such date, in accordance with the Seller's normal practices and procedures, the Assets and the Liabilities

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(except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement).

         "Continuation Coverage" shall have the meaning set forth in Section 2.4(g).

         "Deposits" means, as of any date, all deposit liabilities of the Seller that are Accounts or certificates of deposit maintained at the Branches, including, without limitation, Time Deposits, and including all uncollected items included in depositors' balances, as of such date.

         "Direct Deposit Cut-off Date" shall have the meaning set forth in
Section 4.1(g).

         "Employee" means any employee employed on the Closing Date at one of the Branches by Seller or its subsidiaries or Affiliates, including without limitation, those employees on medical leave, family leave, military leave or personal leave under Seller's policies.

         "Federal Funds Rate" on any day means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a banking day, the previous banking day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the "Federal Funds Effective Rate" at the date of this Agreement.

         "Final Financial Statement" means the balance sheet of the Branches prepared by the Seller as of the close of business at the Branches on the Closing Date, and delivered by the Seller to the Buyer pursuant to Section 3.2(a)(ii). The Final Financial Statement is to be prepared in accordance with the Seller's normal practices and procedures (except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement) and in a manner consistent with the Closing Financial Statement.

         "Financial Statements" shall mean collectively the Closing Financial Statement, the Pre-Final Financial Statement and the Final Financial Statement.

         "Furniture, Fixtures and Equipment" means all furniture, fixtures and equipment that are listed on Schedule 1.1(b) under the caption "Sold to Buyer." Buyer acknowledges that there shall be excluded from this definition any and all other items, including those listed on Schedule 1.1(b) under the caption "Retained by Seller (Items Excluded from Sale)."

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         "Improvements" means all improvements to the Branch Real Estate purchased, installed or constructed by or on behalf of, and owned by, the Seller and used in connection with the operation or maintenance of the Branches, including, without limitation, buildings, structures, parking facilities and drive-up teller facilities.

         "Individual Retirement Account" or "IRA" means an account created by trust for the exclusive benefit of an individual or his or her beneficiaries in accordance with the provisions of Section 408 of the IRC.

         "Initial Base Amount" shall have the meaning set forth in Section 3.1.

         "IRA Deposits" shall have the meaning set forth in Section 3.2(f).

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "Keogh Accounts" shall have the meaning set forth in Section 3.2(g).

         "Lease" means any lease or sublease of a lease by which Seller has rights to occupy and use Leased Real Estate or Leasehold Improvements or both.

         "Leased Real Estate" means all real property on which any of the Branches is located, which is occupied and used by the Seller pursuant to a lease.

         "Leasehold Improvements" means all improvements on or constituting a portion of Leased Real Estate, purchased, installed or constructed by or on behalf of, and owned by, Seller and used in connection with the operation or maintenance of the Branches, including, without limitation, buildings, structures, parking facilities and drive-up teller facilities.

         "Liabilities" means (i) the Assumed Deposits, (ii) the Assumed Contracts, if any, (iii) the Seller's obligations to provide services from and after the Closing Date in connection with the Assets and the Assumed Deposits, including obligations with respect to safe deposit boxes, (iv) the Leases, if any, and (v) such other liabilities of the Seller with respect to the operations of the Branches as may be described on Schedule 1.1(c) (the "Other Liabilities"); excluding, however, any Leases or Assumed Contracts as to which any consents required to transfer the same to the Buyer at Closing cannot be obtained; and no other duty, obligation or liability whatsoever (including, without limitation, any and all penalties, fines, compensatory or punitive damages of any kind whatsoever) of the Seller, its Affiliates or any other person or with respect to the Assets or Liabilities.

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         "Magnetic Tapes" shall mean the computer data storage tapes (which may be in reel-to-reel or cartridge form) prepared by Seller which contain the information to be used for an automated conversion of the Assumed Deposits.

         "Market Value" shall mean, with respect to any Branch Real Estate and any Improvements with respect thereto, the appraised market value thereof on an "as is" basis, reflecting the highest and best use thereof in the condition observed by the appraiser upon inspection and as such property physically and legally exists without hypothetical conditions, assumptions or qualifications. Market Value is the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the Buyer and the Seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from the Seller to the Buyer under conditions whereby: (i) the Buyer and the Seller are typically motivated; (ii) both parties are well informed or well advised, and acting in what they consider their own best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in cash in U.S. dollars or in terms of financial arrangements comparable thereto; and (v) the price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. The appraisal shall be set forth in a report of appraisal by an independent appraiser to be selected by the Buyer from a list of no more than five (5) appraisers to be provided by the Seller. The cost of such appraisal shall be borne equally by the Buyer and the Seller.

         "Overdrafts" means only overdrafts in Transaction Accounts (other than overdrafts extended pursuant to a formal line of credit or similar arrangement) maintained at the Branches.

         "Pre-Final Financial Statement" means the balance sheet of the Branches prepared by the Seller as of the close of business at the Branches on the Closing Date, and delivered by the Seller to the Buyer pursuant to Section 3.2(a)(i). The Pre-Final Financial Statement is to be prepared in accordance with the Seller's normal practices and procedures (except that such normal practices and procedures shall be modified as necessary to implement prorations required by, or other provisions of, this Agreement) and in a manner consistent with the Closing Financial Statement, and shall, to the extent practicable, reflect actual Deposits and Cash on Hand as of the Closing Date, and any third-party invoices (such as from communication vendors) available by the time the Seller prepares the Pre-Final Financial Statement.

         "Prepaid Expenses" means the prepaid expenses appearing as an asset on the Financial Statements pursuant to Section 3.2(c).

         "Purchase Premium" means, as of the Closing Date, the sum of the

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following: (i) 8.02% times the average over the twenty (20) Business Days preceding the Closing of the Assumed Deposits located in the Ferndale Branch; plus (ii) 8.02% times the average over the twenty (20) Business Days preceding the Closing of the Assumed Deposits located in the Garberville Branch; plus
(iii) 6.00% times the average over the twenty (20) Business Days preceding the Closing of the Assumed Deposits located in the Weaverville Branch; plus (iv) 8.02% times the average over the twenty (20) Business Days preceding the Closing of the Assumed Deposits located in the Willits Branch; provided, however, in the event that (w) the Assumed Deposits for any Branch on the Closing Date are equal to or greater than 70% and less than 80% of the aggregate Deposits for such Branch as reflected in the Deposit summary figures set forth on Schedule 1.1(d), then the percentage multiplier to be used in calculating the Purchase Premium attributable to such Branch shall be reduced by 100 basis points, or (x) the Assumed Deposits for any Branch on the Closing Date are equal to or greater than 60% and less than 70% of the aggregate Deposits for such Branch as reflected in the Deposit summary figures set forth on Schedule 1.1(d), then the percentage multiplier to be used in calculating the Purchase Premium attributable to such Branch shall be reduced by 200 basis points, or (y) the Assumed Deposits for any Branch on the Closing Date are equal to or greater than 50% and less than 60% of the aggregate Deposits for such Branch as reflected in the Deposit summary figures set forth on Schedule 1.1(d), then the percentage multiplier to be used in calculating the Purchase Premium attributable to such Branch shall be reduced by 300 basis points, or (z) the Assumed Deposits for any Branch on the Closing Date are less than 50% of the aggregate Deposits for such Branch as reflected in the Deposit summary figures set forth on Schedule 1.1(d), then the percentage multiplier to be used in calculating the Purchase Premium attributable to such Branch shall be reduced by 400 basis points; provided further, that if, as the result of hiring additional Employees in a Branch as permitted in Section 2.3(a)(v) hereof, the total of the salaries paid to Employees for any Branch as of the Closing Date exceeds 125% of the total salaries reflected on Schedule 5.1(h) (the "Initial Employee Expenses"), then the Purchase Premium attributable to such Branch shall be reduced by an amount equal to two (2) times the annualized amount by which such total of Employee salaries exceeds 125% of the Initial Employee Expenses. The aggregate sum of the foregoing calculation shall be the Purchase Premium as of the Closing Date.

         "Returned Items" shall have the meaning set forth in Section 3.2(h).

         "Seller's Knowledge" or other similar phrases shall mean the actual knowledge, without having conducted any independent inquiry or investigation, of the regional manager of the Seller responsible for a Branch (but only as to information as to such Branch) and Brian A. Dunne, Vice President of the Seller.

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         "Settlement Date" means the sixtieth (60th) calendar day following the
Closing Date.

         "Time Deposit" means a certificate of deposit which is not transferable or negotiable, and earns interest at a fixed rate for a specific term.

         "Transaction Account" means any Account in respect of which deposits therein are withdrawable in practice upon demand or upon which third party drafts may be drawn by the depositor, including checking accounts, Alpha accounts, NOW accounts and money market deposit accounts.

         "Validation   Run"  shall  have  the   meaning  set  forth  in  Section
2.2(b)(i)(F).

                                    ARTICLE 2

                                PURCHASE AND SALE

         2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell and transfer and the Buyer agrees to purchase and assume the Assets and the Liabilities at the Closing as provided in
Section 2.2.

         2.2 CLOSING.

         (a) CLOSING DATE AND PLACE. The closing of the transactions provided for herein will be held at the offices of the Seller, 315 Montgomery Street, Suite 1300, San Francisco, California 94104; PROVIDED, THAT transfer of the Branch Real Estate shall be effected through a real estate escrow to be opened with Chicago Title Company, 388 Market Street, San Francisco, California 94111. The closing shall be held on a Thursday that is mutually agreeable to the Buyer and the Seller as soon as practicable following the receipt of all government and other approvals and consents necessary for the consummation of the transactions contemplated hereby (including the expiration of any statutory waiting periods) and the satisfaction (or waiver) of all other conditions to closing provided for herein. Notwithstanding the foregoing, the Seller may, for any proper business reason, adjourn the date and time of the Closing, upon written notice to the Buyer; PROVIDED, HOWEVER, that the Seller shall use all reasonable efforts to reschedule the Closing to take place at a time agreeable to the Buyer, which agreement shall not be unreasonably withheld; PROVIDED FURTHER, HOWEVER, that the parties shall agree in any event upon a date for the Closing which shall be on or prior to March 31, 1998, or such other date as the Seller and the Buyer shall agree upon in writing.

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         (b) CONVEYANCES; PAYMENT.

             (i) The following shall be delivered by the parties at the Closing, subject to Sections 2.2(d), 2.2(e), 3.2(b), 4.3 and the final paragraph of Section 7.2:

               (A) The Seller shall deliver to the Buyer one or more grant deeds for the Branch Real Estate, if any, in the form attached hereto as Schedule 2.2(b)(i)(A) and shall cooperate with the Buyer in assisting the Buyer to obtain (at the Buyer's expense) one or more CLTA policies of title insurance with respect to the Branch Real Estate (or portions thereof) if the Buyer determines to obtain such insurance;

               (B) The Seller shall deliver to the Buyer one or more bills of sale in the form attached hereto as Schedule
         2.2(b)(i)(B) for the Leasehold Improvements, if any, and the Furniture, Fixtures and Equipment;

               (C) The Seller shall deliver to the Buyer one or more assignments in the form attached hereto as Schedule
         2.2(b)(i)(C) for the Leases, if any, and the Assumed
         Contracts, if any;

               (D) The Seller shall make the payment to the Buyer required by Section 3.1 in immediately available funds (such payment to be made no later than 11:00 a.m.(Pacific Time));

               (E) The Seller shall use its reasonable efforts to have available for pick-up at 1455 Market Street, San Francisco, California, by the Buyer by approximately 6:00 a.m. on the morning following the Closing Date (I) hard copy (printed) lists of Assumed Deposits maintained at each Branch, which lists shall identify each Assumed Deposit by type of Account, with appropriate information regarding the depositor and the terms of the Account and (II) Magnetic Tapes. The Buyer shall have the responsibility of making and paying for the appropriate courier arrangements to pick up from the Seller the items referred to in (I) and (II) above and to deliver the items referred to in (I) to the appropriate Branches and the items referred to in (II) to the Buyer's system vendor;

               (F) The Seller shall prepare, separately for each Branch, a readable set of the Magnetic Tapes and printed reports referred to in Section 2.2(b)(i)(E) to be used for a

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         validation (practice) run ("Validation Run") on a mutually agreed-upon date thirty (30) to sixty (60) calendar days prior to the Closing Date, at no cost to the Buyer, PROVIDED THAT, depending on the number and locations of the Branches, the parties may agree to conduct more than one Validation Run. If the Buyer thereafter requests any additional Magnetic Tapes (whether or not Buyer also concurrently requests printed reports) for Validation Run purposes, the Seller will provide the Magnetic Tapes (and printed reports if requested by Buyer) at a cost to Buyer of $2,000 for each set of Magnetic Tapes (whether or not accompanied by printed reports);

               (G) The Seller shall deliver to the Buyer copies of written consents to the assignment of any Assumed Contracts or Leases requiring such consent; and

               (H) The Buyer shall pay to the Seller the amount of the interest which would accrue at the Federal Funds Rate in effect on the Closing Date on the cash payment by the Seller pursuant to Section 2.2(b)(i)(D).

         (c) CLOSING COSTS; PRORATION. The Seller and the Buyer shall each pay one-half of any documentary, stamp, deed, sales, use or other transfer taxes, recording fees and escrow fees relating to the sale of the Assets and assumption of the Liabilities, including but not limited to the assignment of the Leases. On the Closing Date, (i) all real and personal property taxes and current installments of special assessments levied or assessed with respect to the Branch Real Estate, the Improvements, the Leasehold Improvements and the Furniture, Fixtures and Equipment shall be prorated between the Seller and the Buyer on a daily basis as of the Closing Date based upon the fiscal year of the appropriate taxing authority, and (ii) utilities and any other normal maintenance and operating expenses relating to the Branch Real Estate, the Leases, the Improvements, the Leasehold Improvements and the Furniture, Fixtures and Equipment shall be prorated between the Seller and the Buyer as of the Closing Date on a daily basis.

         (d) CONTRACTS. At the Closing, the Seller shall assign to the Buyer all of the Seller's right, title and interest in those equipment leases and service and maintenance contracts, if any, relating to the operations of one or more of the Branches which are set forth in Schedule 2.2(d) and which the Buyer indicates in writing to the Seller not later than thirty (30) Business Days prior to Closing the Buyer wishes to assume (collectively, the "Assumed Contracts"). The Seller shall not be required to provide Buyer with any information regarding, or to set forth in Schedule 2.2(d), equipment leases or

                                      -9-
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service and maintenance contracts which it believes are not legally assignable and the Seller shall have no liability to the Buyer as the result of its inability to accomplish assignments thereof. After the date of this Agreement, the Seller shall not enter into, except with the prior written consent of the Buyer, any service, maintenance or other contracts, or any equipment lease, relating to the operations of the Branches for which the Buyer shall have any responsibility after the Closing.

         (e) LEASES. At the Closing, the Seller shall assign to the Buyer all of the Seller's right, title and interest in the Leases, if any, set forth in
Schedule 2.2(e); PROVIDED, HOWEVER, that if the Seller notifies the Buyer not later than thirty (30) Business Days prior to the Closing Date that one or more such Leases are legally nonassignable without the consent of one or more third parties, and that such consents have not been obtained, then (i) the Seller shall not be required to assign such Lease or Leases at Closing, (ii) Seller shall have no liability to the Buyer as the result of its inability to accomplish such assignment and (iii) either (A) the Seller at its sole discretion may elect to exercise its right under the final paragraph of Section
7.2 to exclude the affected Branch from the Closing, and the parties shall continue to be obligated to carry out the provisions of this Agreement as to the remaining Branch or Branches or (B) if the Lease permits the Seller to sublease the premises and the related Leasehold Improvements to the Buyer, the Seller in its sole discretion may elect to sublease such premises and Leasehold Improvements to Buyer for the maximum term permitted under the Lease, on substantially the same terms and conditions as the terms and conditions of the Lease, in which case the consideration payable under Article 3 shall be adjusted to reflect the Leasehold Improvements which will not be transferred to the Buyer and the parties shall continue to be obligated to carry out the provisions of this Agreement as to the remaining Branch or Branches.

         2.3  TRANSITIONAL MATTERS.

         (a) CONDUCT OF BUSINESS PRIOR TO THE CLOSING. From the date hereof until the Closing, except as expressly permitted by this Agreement or otherwise consented to or approved by the Buyer in writing (such consent or approval not to be unreasonably withheld):

               (i) The Seller shall not permit the Branches to incur any material liabilities or material obligations (whether directly or by way of guaranty, endorsement, surety contract or otherwise) including without limitation any obligation for borrowed money or evidenced by any note, bond, debenture or similar instrument, except for deposit liabilities incurred in the ordinary course of business pursuant to the Seller's customary rate schedules, and except for other liabilities

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         and obligations incurred in the ordinary course of business;

               (ii) The Seller shall not sell, transfer, mortgage, encumber or otherwise dispose of any of the Assets except for the disposition of Assets (other than the Branch Real Estate, Improvements or Leasehold Improvements) in the ordinary course of business;

               (iii) Except as provided in Article 6, the Seller will not cause the transfer from one or more of the Branches to the Seller's other operations (except to another Branch) of any deposits of the type included in the Liabilities; PROVIDED, HOWEVER, that the Seller may transfer deposits to the Seller's other branches or offices upon request of the depositors and may transfer to its other branches or offices other deposits which are not to be transferred to Buyer pursuant to this Agreement; PROVIDED, FURTHER, that, except in connection with a general solicitation or general advertising not targeted specifically at the depositors of the Assumed Deposits, Seller will not solicit or encourage depositors to transfer deposits to Seller's other branch offices;

               (iv) The Seller shall not make any capital commitments with respect to the Branch Real Estate, the Improvements and the Leasehold Improvements except aggregate capital commitments made in the ordinary course of business not exceeding $25,000 for each Branch;

               (v) The Seller shall not grant any increase in the rate of compensation or in the benefits payable or to become payable to any current officer or employee of the Branches, or to any current agent or consultant thereof, over the levels in effect as of the date hereof, other than any regularly scheduled increases, including bonuses, contemplated under contracts, policies or programs existing on the date hereof or under any benefit program generally applicable to the Seller's employees; provided that the Seller shall retain the right to hire additional branch employees at comparable rates of compensation as necessary for the operation of the Branches; provided, further, that if, as the result of hiring additional Employees, the compensation, benefits and other employment related expenses for any Branch exceed 125% of the Initial Employee Expenses, the Purchase Premium for such Branch shall be reduced as set forth in Section 1.1 "Purchase Premium";

               (vi) The Seller will maintain the Branch Real Estate, Improvements, Leasehold Improvements and Furniture, Fixtures

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         and Equipment substantially in accordance with its normal
         practices, and keep such property in its present condition, ordinary wear and tear excepted;

               (vii) The Seller shall operate the Branches and the businesses thereof in accordance with its normal practices and will use reasonable efforts to preserve for the benefit of the Buyer after the Closing its business, goodwill and relationships with customers and suppliers; and

               (viii) The Seller shall provide the Buyer reasonable access during normal business hours to and the opportunity to review and inspect the Branch Real Estate, Improvements, Leased Real Estate, Leasehold Improvements, Furniture, Fixtures and Equipment of the Branches, and the books, records, files, documentation and accounts of the Branches; shall furnish to the Buyer such reports and compilations pertaining thereto as the Buyer shall reasonably request from time to time; and shall furnish to the Buyer all such other information pertaining to the Assets and the Liabilities and the business of the Branches as the Buyer may reasonably request. In addition, the Seller shall provide the Buyer reasonable access to the Branches during the thirty (30) calendar day period immediately preceding the Closing Date for the purpose of installing teller terminals and other equipment, PROVIDED THAT (A) Seller shall not be required to provide such access to any Branch until after all consents, approvals and authorizations referred to in Sections 7.1(c) and 7.2(c) hereof have been obtained with respect to all Branches and (B) Buyer shall give Seller at least twenty-four
         (24) hours advance notice that it wishes to have such access. The Buyer agrees to cause the installation of such teller terminals and other equipment to be effected in a manner intended to minimize disruption to the operations of the Branches.

         (b) BUYER'S ACCESS TO BRANCH PREMISES. The Buyer will indemnify, defend, and hold Seller harmless for, from and against any and all claims, damages, costs, liabilities and losses (including mechanics' liens) arising out of any entry by Buyer or its agents, designees or representatives on the Branch Real Estate or Leased Real Estate for purposes of the review, inspection and installation provided for in Section 2.3(a)(viii) or for any other purpose (other than for the purposes set forth in Section 4.4(d), which shall be governed by the provisions of that Section). Without limiting the scope of the foregoing, Buyer also will restore the Branch Real Estate, Improvements, Leased Real Estate, Leasehold Improvements, Furniture, Fixtures and Equipment, books, records, files, and documentation of the Branches at its sole cost and expense if one or more of the transactions contemplated by this Agreement do not close.

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Until restoration is complete, Buyer will take all steps necessary to ensure that any conditions at the Branches created by any testing, review, inspection, installation or other actions performed by or for Buyer will not unreasonably interfere with the normal operation of the Branches or create any dangerous, unhealthy, unsightly or noisy conditions at the Branches. Buyer shall comply with any requirements or restrictions contained in the Leases regarding any actions it takes at the Leased Real Estate, including, without limitation, any requirements of notice to the landlord. The provisions of this Section 2.3(b) shall survive the Closing or any earlier termination of this Agreement.

         (c) DATA PROCESSING CONVERSION. The conversion of the data processing with respect to the Branches and the Assets and the Liabilities to be transferred hereunder will commence on the Closing Date and continue during the night on the Closing Date and the following morning. The Seller shall use its reasonable efforts to make available the required hard copy (printed) reports (and Magnetic Tapes, if applicable) in connection therewith for pick up at 1455 Market Street, San Francisco, California, from the Seller by 6:00 a.m. on such morning, subject to any production problems that are beyond the Seller's reasonable control. The arrangements for pickup, delivery and payment for courier services shall be as provided in Section 2.2(b)(i)(E). In connection with the conversion of the data processing, the Seller and the Buyer shall each cooperate with the other and shall each pay their own costs and expenses associated with the conversion of the data processing and shall bear equally the duties and responsibilities relating to the conversion. Seller will not migrate (transfer) existing PINs used for ATM cards to the Buyer.

         2.4  EMPLOYEE CONSIDERATIONS.

         (a) Buyer shall offer employment as of the Closing Date to all Employees. Following the Closing Date, such Employees will be "at will" employees of Buyer under the same conditions as Buyer's other employees. All Employees shall be offered employment at base wages and salaries no less favorable than the wages and salaries currently being paid by Seller to such Employees. To the extent consistent with Buyer's existing structure for comparable positions and comparable officer titles and its current policies regarding officer titles, Employees shall be offered positions with responsibilities and officer titles comparable to those they currently have with Seller and, unless agreed upon by any such Employee, within a reasonable geographic proximity to such Employee's work location before the Closing Date.

         (b) All Employees who accept employment with Buyer as of the Closing Date shall be eligible to participate in the employee benefit plans and other fringe benefits of Buyer on the same basis as such plans and benefits are offered to employees of Buyer with comparable positions with Buyer, except as

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provided in the penultimate sentence of Section 2.4(e). Buyer shall credit such
Employees for their length of service with Seller or its Affiliates for all purposes under each employee benefit plan and fringe benefit to be provided by Buyer to such Employees, to the same extent such service was recognized under a similar plan of Seller, based on information provided by Seller. However, such service need not be counted for purposes of calculating accrued benefits under a pension benefit plan, except that in determining the rate of prospective benefit accrual, service shall be counted where such rate increases with service. For purposes of this Section 2.4, "employee benefit plans and other fringe benefits" includes, without limitation, pension and profit sharing plans, retirement and post retirement welfare benefits, health insurance benefits (medical, dental and vision), disability, life and accident insurance, sickness benefits, vacation, employee loans and banking privileges.

         (c) If Buyer offers a salary continuation or similar program for employees unable to work for medical reasons, the Employees who accept employment with Buyer shall be credited under any program of Buyer with at least the number of sickness benefit days accrued under Seller's program at the Closing Date.

         (d) Seller agrees to remain responsible for the payment of all benefits accrued during the period of employment by the Seller under the terms of the Seller's retirement plans with respect to any Employee. Buyer shall not at any time assume any liability for the benefits of any active or any terminated, vested or retired participants in the Seller's retirement plans.

         (e) Seller shall be responsible for payments for accrued vacation not taken by an Employee prior to the Closing Date and for timely payment as required by law of all wages, salaries, bonuses, if any, and other compensation with respect to service completed on or prior to the Closing Date. Seller shall offer Employees who accept employment with Buyer the option to receive cash or to transfer to Buyer their accrued vacation days or fractions thereof earned but unused while employed by Seller. In the event any Employee elects to receive cash upon employment by Buyer, Seller shall make a cash payment to such Employee in accordance with applicable law. In the event any such Employee elects to have his or her accrued vacation transferred upon employment by Buyer, Buyer shall give such Employee credit after the Closing Date for the same number of vacation days or fractions thereof he or she has accrued with Seller as of the Closing Date. For purposes of this Section, personal choice days or fractions thereof will be treated as vacation days. In the event Employees elect to have their accrued vacation carried over to Buyer, Seller shall pay to Buyer, not later than the date of the Final Financial Statement, an amount equal to the net cash value of each such Employee's accrued vacation before payroll deductions. In the calendar year in which the Closing Date occurs, Employees shall be eligible to

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earn at least the prorated annual vacation amount Employees were eligible to earn under Seller's vacation policy. In subsequent calendar years, Employees will be eligible to earn vacation according to the schedule specified in Buyer's policy and subject to the maximum accruals permitted under Buyer's policies.

         (f) Seller shall retain the responsibility for payment of all medical, dental, vision, health and disability claims incurred by any Employee prior to the Closing Date, and Buyer shall not assume any liability with respect to such claims. On or after the Closing Date, all medical, dental, vision, health and disability claims incurred by Employees in Buyer's employ shall be determined under Buyer's benefit plans. Buyer agrees that Employees and their eligible dependents will receive credit for their periods of coverage under Seller's health or disability plans towards satisfying any preexisting condition clause in any of Buyer's health or disability plans, provided such Employee or eligible dependent is enrolled in Seller's plans on the Closing Date. Buyer also agrees that Employees and their eligible dependents shall receive credit under Buyer's health care plans for any deductibles paid by such Employee and enrolled dependents for the current plan year under a health care plan maintained by Seller.

         (g) Seller shall be responsible for providing any Employee whose "qualifying event," within the meaning of Section 4980B(f) of the IRC, occurs on or prior to the Closing Date (and such Employee's "qualified beneficiaries" within the meaning of Section 4980B(f) of the IRC) with the continuation of group health coverage required by Section 4980B(f) of the IRC ("Continuation Coverage") under the terms of the health plan maintained by Seller. Buyer shall be responsible for Continuation Coverage to any Employee in Buyer's employ (and each Employee's qualified beneficiaries) whose qualifying event occurs after the Closing Date to the extent required by law.

         (h) Seller agrees that it shall retain, consistent with its normal employment practices, all liability and obligation, if any (including, without limitation, the liability and obligation for all wages, salary, vacation pay and unemployment, medical, dental, vision, health and disability benefits) for those former employees of the Branches who retired or terminated employment prior to the Closing Date or who otherwise do not become employees of Buyer.

         (i) Effective as of the Closing Date, Buyer shall assume liability for severance pay and similar obligations payable to any Employee who accepts employment with Buyer and who is terminated by Buyer on or after the Closing Date. Such payment shall be made pursuant to Buyer's normal severance policy and Buyer shall compute severance pay by giving Employees full credit for all years of service that would have been recognized under Seller's severance policy. In addition, for an Employee whose job with Buyer is eliminated within twelve (12)

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months of the Closing Date, Buyer agrees to pay to such Employee the difference, if any, between the amount of severance pay received by the Employee under Buyer's severance policy and the amount such Employee would have received upon his or her separation from the Seller under Seller's severance policy in effect on the Closing Date.

         (j) For Employees who accept employment with Buyer and who as of the Closing Date are absent from work due to sickness or short-term disability, Seller shall have no further liability or obligation for short-term disability benefits, sick pay or salary continuation to the extent attributable to periods after the Closing Date (or any medical, dental, vision and health claims incurred after the Closing Date). Such Employees shall be eligible for such benefits as are provided by Buyer under its policies and this Agreement.

         (k) The Buyer shall make the offers of employment as soon as possible after all the consents, approvals and authorizations referred to in Sections 7.1(c) and 7.2(c) hereof have been obtained (and in no event more than ten (10) Business Days after the last of such consents, approvals and authorizations has been obtained). Such offers shall be made in person to each Employee at a meeting at which representatives of Buyer and Seller are present. The information provided to each Employee at such meeting shall include a discussion of Buyer's employee benefit plans and policies, together with a written summary thereof. Buyer shall be responsible for advising Employees of the details of any offers and terms of employment, and answering any questions relating thereto, but Seller shall be allowed to review and approve, prior to its distribution,
(i) any communication with Employees prior to the Closing Date, and (ii) any communication with such Employees after the Closing Date which describes or refers to Seller's employee benefit plans and policies. Buyer shall not at any time have access to Employee personnel files of Seller.

         (l) Prior to the Closing Date, the Buyer may train the Seller's Employees who have accepted Buyer's offers of employment, at a time mutually agreed upon by Buyer and Seller, and the Buyer will reimburse the Seller for such Employees' salaries for the time they are engaged in such training and for all of their expenses incurred in connection with such training for which they are reimbursed by Seller.

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                                   ARTICLE 3
                              PRICE AND ADJUSTMENTS

         3.1 PRICE. The Seller agrees that in the event the Initial Base Amount (as hereinafter defined) is less than the sum of (i) the amount of the Assumed Deposits and (ii) the amount of the Accrued Expenses, the Seller shall transfer to the Buyer cash in the amount equal to the deficit. The Buyer agrees that in the event the Initial Base Amount is greater than the sum of (i) the amount of the Assumed Deposits and (ii) the amount of the Accrued Expenses, the Buyer shall transfer to the Seller cash in an amount equal to such excess. Calculations and payments pursuant to this Section 3.1 shall be as of the date and time of the Closing Financial Statement. The "Initial Base Amount" shall be equal to the sum of (i) the amount of Cash on Hand, (ii) the Market Value of the Branch Real Estate and the Improvements, (iii) the amount of $0 for the Leasehold Improvements (which amount is allocated among the Branches, if any, as listed on Schedule 3.1), (iv) the amount of $156,214.26 for the Furniture, Fixtures and Equipment (which amount is allocated as listed on Schedule 1.1(b)),
(v) the amount of Prepaid Expenses at the Branches, (vi) the amount of the Overdrafts, (vii) the amount of any fees, charges or accrued interest receivable on such Overdrafts, (viii) the amount of the Purchase Premium, and (ix) the Seller's pro rata portion of IRA Deposit and Keogh Account trustee fees accrued on such accounts held in the Branches through the Closing Date, less the amount of the safe deposit key deposits referred to in Section 3.2(e).

         3.2 ADJUSTMENTS. Subject to the provisions of Section 4.4 and Article 9, the assignments, transfers, acceptances and assumptions of the Assets and the Liabilities and the payment of the amounts due in respect thereof in accordance with Sections 2.2 and 3.1 shall be final and without recourse and not subject to any claim for reimbursement, repayment, rescission or avoidance; PROVIDED, HOWEVER, that:

         (a)  The following adjustments shall be made:

               (i) As soon as practicable after the Closing Date, but in no event later than ten (10) calendar days thereafter, the Seller shall deliver the Pre-Final Financial Statement to the Buyer. After delivery of the Pre-Final Financial Statement, the Seller shall pay the Buyer or the Buyer shall pay the Seller, as appropriate, by wire transfer no later than the next Business Day after delivery of the Pre-Final Financial Statement, the difference between the amount paid at the Closing and the amount calculated on the Pre-Final Financial Statement, plus interest accrued from the Closing Date at the Federal Funds Rate in effect on the Closing Date.

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               (ii) As soon as practicable after the Closing Date, but
         in no event later than sixty (60) calendar days thereafter, the Seller shall deliver the Final Financial Statement to the Buyer. Subject to the Seller's and Buyer's rights of indemnification pursuant to Section 4.4 and Article 9, the Final Financial Statement shall become final and binding on the Buyer and the Seller ten (10) calendar days after its delivery to the Buyer, unless the Buyer gives written notice to the Seller of its disagreement with respect to any item included in such Final Financial Statement. The Seller and the Buyer shall use their respective reasonable efforts to resolve the disagreement during the ten (10) calendar day period following receipt by the Seller of the notice. If the disagreement is not resolved during such ten (10) calendar day period, the parties shall follow the procedures set forth in Section 9.4 to resolve such dispute and such Final Financial Statement shall be modified by any such resolution, whereupon the Final Financial Statement shall become final and binding. When the Final Financial Statement becomes final and binding, and after giving effect to any payment made based on the Pre-Final Financial Statement, the Seller shall pay the Buyer or the Buyer shall pay the Seller, as appropriate, the difference between the amount paid at the Closing and the amount calculated on the Final Financial Statement, plus interest accrued from the Closing Date at the Federal Funds Rate in effect on the Closing Date.

         (b) If any non-material Asset (materiality to be determined by Seller in good faith) shall not have been assigned to the Buyer at the Closing, then the Seller shall use its reasonable efforts to assign such Asset to the Buyer as soon as possible after the Closing Date but in any event no later than on the Settlement Date. In the event the Seller for any reason is unable to assign any such Asset to the Buyer prior to or on the Settlement Date, then the Seller shall no longer have any obligation to assign such Asset to the Buyer and the Seller shall refund to the Buyer the value of such Asset as reflected on the Closing Financial Statement together with interest from the Closing Date through the date of such refund at a rate equal to the Federal Funds Rate in effect on the Closing Date;

         (c) All operating expenses and fees accrued or prepaid prior to the Closing Date, including, without limitation, wages, salaries, rents, Bank Insurance Fund ("BIF") premiums, utility payments, personal property taxes, non-delinquent real property taxes and assessments relating to the Assets and the Liabilities transferred at the Closing, but excluding fees for use of safe deposit boxes, shall be prorated between the parties. With respect to the BIF premiums, the proration shall be on the basis of the amount of the Assumed Deposits. To the extent that the Seller has paid expenses that are expenses allocable to the Buyer pursuant to this Section 3.2(c), such expenses shall

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appear as an asset on the Financial Statements. To the extent that expenses have been accrued and not paid by the Seller prior to the Closing Date, they shall appear as a liability on the Financial Statements;

         (d) As soon as practicable after the Closing Date, the Seller will provide to the Buyer a report of customer data for the Branches showing the names, addresses, tax identification numbers (where available from the Seller's records) and deposit balances of each and all of the customers of the Branches as of such date; the customer data shall include the signature cards for all Assumed Deposits and a list of Accounts and certificates of deposit subject as of the Closing Date to annual Taxpayer Identification Number solicitation by Seller in the normal course of its business;

         (e) At the Closing Date, the Seller shall pay to the Buyer the amount of cash deposits held by the Seller at the Closing Date received for keys issued in connection with safe deposit box rentals at the Branches that are transferred to the Buyer hereunder;

         (f) With respect to Deposits which are Individual Retirement Accounts ("IRA Deposits") created by a trust for the exclusive benefit of an individual or his or her beneficiaries in accordance with the provisions of Section 408 of the IRC, the Seller will use reasonable efforts and will cooperate with the Buyer, both before and after the Closing, in taking whatever actions are reasonably necessary to accomplish either the appointment of the Buyer as successor custodian or the delegation to the Buyer (or an affiliate of the Buyer) of the Seller's authority and responsibility as custodian of all such IRA Deposits except self-directed IRA Deposits (and, for those customers with self-directed IRA Deposits, any other IRA Deposits), including but not limited to, sending to the depositors thereof appropriate notices, cooperating with the Buyer (or such affiliate) in soliciting consents from such depositors, and filing any appropriate applications with applicable regulatory authorities. If any such delegation is made to the Buyer (or such affiliate), the Buyer (or such affiliate) will perform all of the duties so delegated and comply with the terms of the Seller's agreement with the depositor of the IRA Deposits affected thereby;

         (g) With respect to Deposits which are BankAmerica Basic Retirement Plan Accounts ("Keogh Accounts") created by a trust for the benefit of employees (some or all of whom are owner-employees) and that comply with the provisions of
Section 401 of the IRC, the Seller will use reasonable efforts and cooperate with the Buyer to invite depositors thereof to direct a transfer of each such depositor's Keogh Account and the related Deposit to the Buyer (or an affiliate of the Buyer), as trustee thereof, and to adopt the Buyer's (or such affiliate's) form of Keogh Master Plan as a successor to that of the Seller. The

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Buyer (or such affiliate) will assume no Deposits which are Keogh Accounts unless the Buyer (or such affiliate) has received the documents necessary for such assumption or transfer at or before the Closing. With respect to any depositors who do not transfer such accounts to the Buyer's (or such affiliate's) form of Keogh Master Plan, the Seller will use reasonable efforts in order to enable the Buyer (or such affiliate) to retain such Keogh Accounts at the Branches at which such accounts were maintained;

         (h) Any items that were credited for deposit to or cashed against an Assumed Deposit prior to the Closing and are returned unpaid on or within sixty
(60) calendar days after the Closing Date ("Returned Items") will be handled as set forth herein. If the Seller's bank account is charged for the Returned Item, the Seller shall forward such Returned Item to the Buyer. If upon the Buyer's receipt of such Returned Item there are sufficient funds in the Assumed Deposit to which such Returned Item was credited or any other Assumed Deposit transferred at the Closing standing in the name of the party liable for such Returned Item, the Buyer will debit any or all of such Assumed Deposits an amount equal in the aggregate to the Returned Item, and shall repay that amount to the Seller. If there are not sufficient funds in the Assumed Deposit because of the Buyer's failure to honor holds placed on such Assumed Deposit, the Buyer shall repay the amount of the Returned Item to the Seller. If there are not sufficient funds in the Assumed Deposit for any other reason, the Buyer shall repay the balance of the Assumed Deposit to the Seller and create an overdraft for the unrecovered portion of the Returned Item. Any items that were credited for deposit to or cashed against an Assumed Deposit at a Branch prior to the Closing Date and are returned unpaid more than sixty (60) calendar days after the Closing Date will be the responsibility of the Buyer, except that for a period of eighteen (18) months after the Closing Date checks drawn on the United States Treasury, checks issued by state governments and municipalities and checks returned for endorsement irregularities will be the responsibility of the Seller; and

         (i) As soon as practicable, but in any event no later than fifteen (15) calendar days after the Closing Date, the Buyer shall mail to each depositor in respect of a Transaction Account (included in the Assumed Deposits) a letter approved in writing by the Seller (which approval will be delivered as soon as practicable and will not be unreasonably withheld) requesting that such depositor promptly cease writing the Seller's drafts against such Transaction Account. At such time as the Buyer mails each such notice to each depositor, the Buyer shall also forward to each such depositor new drafts which such depositor may draw upon the Buyer for the purpose of effecting transactions with respect to such Transaction Accounts.

         The parties hereto shall use reasonable efforts to develop procedures which cause the Seller's form of drafts against Transaction Accounts which are

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received after the Closing Date to be cleared through the Buyer's then current clearing procedures.

         During the one hundred eighty (180) calendar day period from the Closing Date, if it is not possible to clear Transaction Account drafts through the Buyer's then current clearing procedures after the Closing Date, the Seller shall forward to the Buyer no later than the next Business Day after receipt thereof all such Transaction Account drafts drawn against Transaction Accounts domiciled at one of the Branches and transferred on the Closing Date. The Seller shall have no obligation to pay such Transaction Account drafts. Upon the expiration of such one hundred eighty (180) calendar day period, the Seller shall cease forwarding drafts against Transaction Accounts transferred on the Closing Date and shall instead return them to the originators marked "Account Closed." The Buyer will compensate the Seller for processing of drafts as described in this Section according to the compensation arrangement set forth in
Section 4.6.

         (j) The Seller will pay the Buyer for such portion of any overdraft on an Assumed Deposit (including interest at the Federal Funds Rate in effect on the Closing Date) created by Returned Items received by the Seller and passed on to the Buyer during the sixty (60) calendar days that follow the Closing Date, which is not recovered by the Buyer within sixty (60) calendar days after the Closing Date.

                                   ARTICLE 4

                              ADDITIONAL COVENANTS

         4.1 SELLER'S COVENANTS. The Seller (and, to the extent specifically indicated below, the Buyer) agrees:

         (a) To use reasonable efforts to sign and deliver to the Buyer such additional agreements and other documents, and to do such other acts and things, as may be required to complete the transactions contemplated by this Agreement;

         (b) To reasonably cooperate with the Buyer in obtaining all governmental and regulatory consents, approvals, licenses, waivers and the like required to be fulfilled or obtained for the completion of the transactions contemplated by this Agreement;

         (c) To deliver to the Buyer those books, records, accounts and other documents relating solely to the Assets and the Liabilities as soon as practicable after the Closing and to store the other books, records and accounts of the Branches relating to the Seller's former operation of the Branches in accordance with Seller's normal records retention policy;

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         (d) Until Closing or the earlier termination of this Agreement, to cause the business of the Branches to be conducted in accordance with Section
2.3 above;

         (e) To remove all signage from the Branches at the expense of the Seller on or before the Closing Date, it being understood that the Buyer shall be responsible for installation of its signage at its expense;

         (f) As soon as practicable after the receipt of all regulatory approvals required by Sections 7.1(c) and 7.2(c) with respect to all Branches, and no later than thirty (30) calendar days prior to the Closing Date (unless earlier required by law, regulation or regulatory policy), each of the Seller and the Buyer shall provide, or join in providing where appropriate, all notices, separately as to each Branch, to holders of Deposits and other persons that the Seller or the Buyer, as the case may be, is required to give by any regulatory authority having jurisdiction or under applicable law or the terms of any other agreement between the Seller and any customer in connection with the transactions contemplated hereby. A party proposing to send or publish any notice or communication pursuant to any provision of this Section 4.1(f) or
Section 4.2(f) shall furnish to the other party a copy of the proposed form of such notice or communication as soon as practicable in advance of the proposed date of the first mailing, posting, or other dissemination thereof to customers, and shall not unreasonably refuse to amend such notice to incorporate any changes that the other such party proposes as necessary to comply with applicable statutes, rules, regulations or requirements of any regulatory authority having jurisdiction. All costs and expenses of any notice or communication sent or published by the Buyer or the Seller shall be the responsibility of the party sending such notice or communication. All out-of-pocket costs and expenses of any joint notice or communication which Buyer or Seller pays to a third-party vendor shall be shared equally by the Seller and the Buyer. Each party shall bear the costs and expenses of its own employees or agents engaged in any joint notice or communication;

         (g) The Seller will use reasonable efforts to transfer to the Buyer on the Closing Date all of those automated clearing house and fed wire direct deposit arrangements which are tied by agreement or other standing arrangement to Assumed Deposits. For a period of one hundred eighty (180) calendar days after the Closing Date, in the case of automated clearing house direct deposits to Assumed Deposits, and thirty (30) calendar days after the Closing Date, in the case of fed wire direct deposits to Assumed Deposits (each, a "Direct Deposit Cut-off Date"), the Seller will, no later than the next Business Day following the date of receipt thereof, remit and transfer to the Buyer all direct deposits intended for Accounts which are Assumed Deposits. After the applicable Direct Deposit Cut-off Date, the Seller may discontinue accepting and forwarding automated clearing house and fed wire entries and funds and return

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such direct deposits to the originators. The Seller shall not be liable for any account overdrafts that may thereby be created or for any other matter. The Buyer and the Seller shall agree on a reasonable period of time prior to the Closing during which the Seller will no longer be obligated to accept new direct deposit arrangements. At the time of each Direct Deposit Cut-off Date, the Buyer will provide automated clearing house originators with account numbers and conversion tapes relating to Assumed Deposits; and

         (h) As soon as practicable after the receipt of all regulatory approvals required by Sections 7.1(c) and 7.2(c) with respect to all Branches (except for statutory waiting periods), and after the notice provided in Section 4.1(f) above, the Buyer will send appropriate notice, separately as to each Branch, to all holders of Deposits which are to be assumed by the Buyer at the Closing the terms of which provide for direct debit of such accounts by third parties, instructing such customers concerning transfer of customer direct debit authorizations from the Seller to the Buyer. The Seller shall cooperate in soliciting the transfer of such authorizations. Such notice shall be in a form agreed to by the parties. For a period of one hundred eighty (180) calendar days following the Closing Date, the Seller will, on the Business Day following the date of receipt thereof, forward to the Buyer all direct debits on Accounts which are Assumed Deposits transferred on the Closing Date and will give the Buyer a daily accounting of such debits to its clearing account. Thereafter, the Seller may discontinue forwarding such entries and return them to the originators. The Buyer and the Seller shall agree on a reasonable period of time prior to the Closing during which the Seller will no longer be obligated to accept new direct debit arrangements. At the time of the Closing Date, the Buyer will provide automated clearing house originators of such direct debits with account numbers and conversion tapes.

         (i) In addition to the requirements and procedures set forth in Sections 4.1(g) and 4.1(h), the Buyer shall, commencing on the first Business Day following the Closing Date, deliver to the originators of the direct deposits of Assumed Deposits and the originators of direct debits of Assumed Deposits specified in such sections, notices of change instructing such originators to change the routing transit number for such deposits and debits from the Seller's routing transit number to the Buyer's routing transit number.

         (j) The Seller agrees that for a period of twelve (12) months following the Closing Date, it will not establish a "Full-Service Branch" (as defined in the immediately following sentence) within ten (10) miles of a Branch which is included in the Closing (the "Protected Area"). "Full-Service Branch" shall mean a branch which includes tellers and which transacts all business related to deposits and loans. Seller shall not be deemed to have established a

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Full-Service Branch for purposes of this Section 4.1(j) solely because Seller or any successor in interest does one or more of the following: (i) it exercises any rights or performs any obligations it has or may have to establish banking facilities pursuant to any existing or future agreements with a third party or parties for the installation, location and operation of banking facilities in or in connection with retail stores or supermarkets owned or operated, or both, by such third party or parties, (ii) it acquires one or more banking facilities within the Protected Area as a result of a merger, consolidation, purchase or sale of all or substantially all of the assets of a party, or other reorganization to which Seller or BankAmerica Corporation ("Parent") is a party,
(iii) it maintains one or more ATM facilities or conducts courier operations within the Protected Area, (iv) it takes any action to satisfy any obligations or commitments Seller or Parent may have arising out of the approval by the Federal Reserve Board of the merger of Security Pacific Corporation ("Security Pacific") into Parent on April 22, 1992, including without limitation any commitment to maintain or enhance all existing levels of services provided at the time of the merger by Seller or Security Pacific branches in all service areas (for example, where branches are sold, service levels will be maintained through placing branches in grocery stores, mobile vans, increasing access to automated teller machines and increasing multilingual services), or (v) it continues to maintain within the Protected Area after the Closing Date one or more branches which it maintained therein on the Closing Date.

         (k) For a period of twelve (12) months following the Closing Date (or such shorter period as Employees may continue to be employed by the Buyer following the Closing Date), neither the Seller nor any Affiliate shall solicit the employment (including the solicitation of any transfer of employment) of any Employees; PROVIDED, HOWEVER, that nothing herein shall prevent the Seller or its Affiliates from advertising generally any employment opportunities, or from hiring any Employees who seek employment without inducement from the Seller.

         4.2  BUYER'S COVENANTS.  The Buyer agrees:

         (a) To use reasonable efforts to sign and deliver to the Seller such additional agreements and other documents, and to do such other acts and things, as may be required to complete the transactions contemplated by this Agreement;

         (b) To use its best efforts to fulfill all governmental, regulatory and other requirements (including, without limitation, obtaining the approval of all California and federal bank or other financial institution regulatory agencies and any other governmental entity having jurisdiction over the Buyer's acquisition of the Branches or the Buyer) required to be fulfilled by the Buyer for the completion of the transactions contemplated by this Agreement, and to take the initial drafting responsibility therefor. The Seller shall have the

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right to review and comment upon all applications to, and filings with, governmental and regulatory agencies and entities made for the above purpose, prior to their filing; PROVIDED THAT, the Seller shall have no responsibility for any such application or filing. Without limiting the generality of the foregoing, Buyer agrees to file all required regulatory applications within thirty (30) calendar days after the date of this Agreement;

         (c) To pay, honor, discharge and perform all liabilities and obligations in respect of the Assets and the Liabilities and any other liabilities of the Branches arising, accruing or subsisting after the Closing which the Buyer is obligated to assume pursuant to this Agreement, subject to applicable indemnification rights of the Buyer;

         (d) Not to use, keep or claim any registered or unregistered trademark, service mark or other identification commonly associated with the Seller, or any sign, display or similar material of the Seller or any banking or other forms, stationery, passbooks, checks, traveler's checks, cashier's checks, manager's checks or similar banking material of the Seller or bearing the Seller's name or other similar marks or identification (except to the extent necessary to conduct business operations, and then only if the Seller's name, marks or identification are obliterated from such material, and such material is clearly identified as that of the Buyer), or any proprietary material of the Seller including, without limitation, operating manuals, training manuals and public relations, explanatory or advertising materials; and

         (e) As of the Closing Date, to become the "holder," as that term is defined in the California Unclaimed Property Law (Code of Civil Procedure ss. 1500, et seq.), of all Assumed Deposits and safe deposit boxes which the Buyer assumes under this Agreement. The Buyer will be responsible for the escheat of any property for which it becomes the holder and which becomes abandoned during the calendar year in which the Closing occurs.

         (f) As soon as practicable after the receipt of all regulatory approvals required by Sections 7.1(c) and 7.2(c) with respect to all Branches, and no later than thirty (30) calendar days prior to the Closing Date (unless earlier required by law, regulation or regulatory policy), the Buyer shall, subject to Section 11.1 hereof, (i) send a notice to all holders of safe deposit boxes at each Branch and (ii) notify the holders of Deposits to be transferred on the Closing Date that, subject to Closing, the Buyer will be assuming liability for such Deposits, and following or concurrently with such notices the Buyer may communicate with and deliver information, brochures, bulletins and other communications to holders of Deposits and safe deposit boxes concerning the transactions contemplated by this Agreement and concerning the business and operations of the Buyer.

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         (g) Continue to operate each of the Branches at its current location for a period of at least ninety (90) calendar days after the Closing Date (unless Buyer has provided Seller written confirmation from Buyer's appropriate banking regulatory agency that any earlier change in location by Buyer would be exempt from the notice and other requirements of 12 U.S.C. Sec. 1831r-1).

         (h) To obtain approval of this Agreement and the transactions contemplated hereby by the requisite vote or consent of the holders of outstanding securities of the Buyer if such approval is required by applicable law, contract, the Buyer's Articles of Incorporation or Bylaws, or otherwise.

         4.3 CONSENTS. The Seller shall use its reasonable efforts to obtain any nongovernmental consents required for the transfer or assignment of the Assets and Liabilities to Buyer pursuant to this Agreement, including (a) Leases, if any, and (b) Assumed Contracts, if any; PROVIDED, HOWEVER, that (a) the Seller shall not be required to pay any additional compensation or fee to any person or entity to obtain any such consent, (b) the Buyer agrees that it shall provide reasonable assistance to the Seller to obtain such consents, and (c) Seller shall be entitled to rely on the provisions of Section 2.2(e) and the final paragraph of Section 7.2 hereof if it does not obtain one or more such consents.

         4.4  ENVIRONMENTAL MATTERS.

         (a) SCOPE. The provisions of this Section 4.4 shall exclusively govern the rights and obligations of the Seller and Buyer with regard to Hazardous Substances.

         (b) DEFINITIONS. For purposes of this Section 4.4, the following terms have the following meanings:

                  (i) "Environmental Assessments" means environmental audits, investigations, reviews or testing of the Branch Real Estate, Improvements, Leased Real Estate or Leasehold Improvements (sometimes referred to collectively in this Section 4.4 as the "Subject Assets") performed by Buyer or any third party or consultant engaged by Buyer to conduct such study.

                  (ii) "Environmental Due Diligence Period" means the forty-five
         (45) Business Day period starting on the date of this Agreement during which Buyer must complete its due diligence as described in Section 4.4(d).

                  (iii) "Environmental Law" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment in effect as of the date of this Agreement, including but not limited to Title 42 of the United States Code, Section 6901 ET SEQ. (commonly known as "RCRA") or Section 9601 ET SEQ. (commonly known as "CERCLA" or "Superfund").

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                  (iv) "Hazardous Substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation, petroleum or natural gas.

         (c) SELLER'S ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Seller has delivered to the Buyer copies of a Phase I Environmental Site Assessment ("Phase I") and an Asbestos Survey ("Asbestos Survey") regarding each Branch; PROVIDED THAT Seller has not delivered an Asbestos Survey regarding any Branch where construction of all Improvements and Leasehold Improvements was completed after December 31, 1980. The dates of such Phase I's and Asbestos Surveys and the names of the persons by whom they were prepared are listed on Schedule 4.4(c). The cost of such Phase I's and Asbestos Surveys shall be borne by the Seller. As of the date of this Agreement, to the Seller's Knowledge and except as disclosed in the Phase I's and Asbestos Surveys:

               (i) during the time the Seller has owned the Branch Real Estate or leased the Leased Real Estate, no Hazardous Substances are now or have been used or stored on or within any portion of the Subject Assets except those Hazardous Substances which are or have been used or stored in the normal course of use and operation of the Subject Assets in compliance with all applicable Environmental Laws;

               (ii) during the time the Seller has owned the Branch Real Estate or leased the Leased Real Estate, there are and have been no federal, state, or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed pursuant to Environmental Laws or pertaining to Hazardous Substances and affecting the Subject Assets;

               (iii) no claims have been made by any third party against Seller relating to any Hazardous Substances on or within the Subject Assets; and

               (iv) Seller has obtained and is in compliance with all permits, licenses and other authorizations required with respect to the operation of its prior business at the Branch Real Estate and Leased Real Estate under all applicable Environmental Laws.

         (d)  ENVIRONMENTAL DUE DILIGENCE.

               (i) BUYER'S COVENANTS. The Buyer acknowledges and agrees that:

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                  (A) Seller is furnishing copies of the Phase I's and Asbestos
                  Surveys to Buyer for informational purposes only and without representation or warranty as to the accuracy or completeness of the contents of such materials except as otherwise provided in this Section 4.4;

                  (B) Buyer will not rely on the Phase I's or Asbestos Surveys and will conduct its own due diligence on the matters contained in the documents; and

                  (C) Buyer is not purchasing the Branch Real Estate, Improvements and Leasehold Improvements and accepting assignment of the Leases in reliance upon any representations or warranties of any kind whatsoever made by the Seller (or any representatives, agents or employees of the Seller) except those made or contained in this Agreement.

               (ii) BUYER'S ENVIRONMENTAL DUE DILIGENCE. During the Environmental Due Diligence Period, Buyer shall have the right to conduct Environmental Assessments of the Subject Assets, and Buyer and Buyer's representatives, agents and designees will have the right, at reasonable times and upon reasonable notice to Seller (which notice must describe the scope of the planned testing and investigations) to enter upon the Branch Real Estate and Leased Real Estate provided:

                  (A) Any Environmental Assessment performed by or on behalf of Buyer shall be conducted pursuant to standard quality control/quality assurance procedures.

                  (B) The persons or entities performing such tests shall be properly licensed and qualified and will have obtained all appropriate permits for performing such tests.

                  (C) Prior to any entry involving physical testing, drilling or other physical disturbance, Buyer will obtain, maintain and provide Seller, or shall cause any consultant, contractor or other person entering Branch premises to obtain, maintain and provide Seller, with proof of comprehensive general liability insurance in the amount of at least $1,000,000 combined, single limit coverage, naming Seller as an additional insured and with coverages reasonably satisfactory to Seller.

                  (D) Buyer shall give Seller at least five (5) Business Days' prior notice of any physical testing or drilling.

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                  (E) Buyer shall schedule any tests outside normal business hours whenever feasible unless otherwise approved by Seller.

                  (F) Seller shall have the right of approval (which shall not be unreasonably withheld or delayed) of any proposed physical testing or drilling.

                  (G) Seller shall have the right to have a representative of Seller accompany Buyer and Buyer's representatives, agents or designees while they are on the Branch Real Estate or Leased Real Estate.

                  (H) Any entry by Buyer, its representatives, agents or designee shall not unreasonably interfere with Seller's or any tenant's use of the Subject Assets.

                  (I) Buyer shall indemnify, defend, and hold Seller harmless for, from and against any and all claims, damages, costs, liabilities and losses (including mechanics' liens) arising out of any entry by Buyer or its agents, designees or representatives. Without limiting the scope of the foregoing, Buyer also at its sole expense shall repair, replace or otherwise correct any damages caused by Buyer or its agents, designees or representatives to the Subject Assets if the transactions contemplated by this Agreement do not close. Until this correction is complete, Buyer will take all steps necessary to ensure that any conditions created by Buyer's entry will not interfere with the normal operation of the Branches or create any dangerous, unhealthy, unsightly or noisy conditions at the Branches. This indemnity provision shall survive the Closing or any earlier termination of this Agreement.

                  (J) Any groundwater, soil, or other samples taken from the Subject Assets shall be properly disposed of by Buyer at Buyer's sole cost and in accordance with all applicable laws.

                  (K) Any Environmental Assessment conducted by Buyer shall be at the Buyer's sole expense and Buyer shall provide to Seller a copy of all results generated by any Environmental Assessment, including without limitation, any reports or other summaries.

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                  (L) Seller has provided to Buyer copies of the Leases and
                  Buyer shall comply with any requirements or restrictions contained in the Leases regarding testing and investigations to be performed at the Leased Real Estate, including, without limitation, any requirements of notice to the landlord.

               (iii) NOTICE OF OBJECTIONS. During the Environmental Due Diligence Period, Buyer may notify Seller in writing of any objections relating to any aspects of the Subject Assets relating to one or more Branches (the "Affected Branches") pertaining to physical condition, presence of any Hazardous Substances, compliance with all applicable Environmental Laws, any matters disclosed in the Phase I's or Asbestos Surveys, any matters disclosed by Seller or about which Seller provided representations or warranties in this Section 4.4, or any matters disclosed in any Environmental Assessments.

                  (A) In the event that Buyer fails to so notify Seller of any such objections, Buyer shall be deemed to have approved such items.

                  (B) In the event, however, that Buyer notifies Seller in writing and within the Environmental Due Diligence Period of any such objections, the parties will have a period of ten
                  (10) Business Days to agree upon a resolution of the objection(s). If the parties cannot agree within such period of ten (10) Business Days, then within five (5) Business Days after the expiration of such period either party may initiate a proceeding to resolve such objections pursuant to the procedures set forth in Section 9.4 of this Agreement; PROVIDED, HOWEVER, that within such five (5) Business Days the Seller in its sole discretion may, in a case where Buyer has notified Seller of objections with respect to Branch Real Estate or Improvements, elect to remove the Branch Real Estate and Improvements relating to the Affected Branches from the Assets to be sold and transferred to Buyer, in which event (I) the consideration payable under Article 3 shall automatically be adjusted accordingly and (II) commencing on the Closing Date Buyer shall lease the Branch Real Estate and Improvements relating to the Affected Branches from Seller for a period of at least six (6) months, at a rental rate and on terms to be agreed upon by Buyer and Seller, which rate and terms shall be

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                  commercially reasonable and comparable to those for similar properties in the vicinities of the Affected Branches, and PROVIDED, FURTHER, that if Buyer and Seller do not agree upon the rental rate or one or more such terms within an additional ten (10) Business Days after expiration of the five (5) Business Days referred to above, then the determination of such rate and/or term(s) shall be immediately submitted to arbitration pursuant to the procedures set forth in Section
                  9.4 of this Agreement. In a case where Buyer has notified Seller of objections with respect to Leased Real Estate or Leasehold Improvements, then if neither party has initiated a proceeding to resolve such objections pursuant to the procedures set forth in Section 9.4 of this Agreement within the five (5) Business Days referred to in the immediately preceding sentence, then the Seller in its sole discretion may elect to exercise its right under the final paragraph of
                  Section 7.2 to exclude the Affected Branch from the Closing.

                  (C) If this Agreement is not amended or otherwise modified pursuant to the provisions of the foregoing Section 4.4(d)(iii)(B), Buyer shall be deemed to have waived its objections and this Agreement will continue in full force and effect.

         (e)   MUTUAL ENVIRONMENTAL INDEMNIFICATIONS.

               (i) Subject to Subsection 4.4(e)(iv) and Article 9 below, if there are any third party claims against Buyer that arise out of any Hazardous Substances that became located in, on or under Branch Real Estate during Seller's ownership of the Branch Real Estate, or in, on or under Leased Real Estate during the term of Seller's Lease, Seller will (to the extent the Seller is liable for such Hazardous Substances under any federal, state or local law pertaining to or concerning Hazardous Substances) indemnify, defend (by counsel reasonably acceptable to Buyer), protect and hold Buyer harmless for, from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including without limitation reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Buyer) arising therefrom (to the extent that any such third party claims are attributable to the portion of the Hazardous Substances which occurred or were in existence at the Branch Real Estate or Leased Real Estate on or prior to the Closing Date) in an amount which

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               (together with any amount for which Seller may become liable to provide indemnification pursuant to Section 9.2 or otherwise), shall not exceed the amount of the Initial Base Amount, and PROVIDED THAT notwithstanding any other provision hereof, Seller shall not be liable under this Section 4.4(e)(i) for any losses sustained by the Buyer unless and until the aggregate amount of all losses with respect to a Branch sustained by the Buyer to be indemnified by the Seller under this Agreement (including any amount for which Seller may become liable to provide indemnification pursuant to Section 9.2 or otherwise), shall exceed $25,000, in which event the Seller shall be liable only for such losses in excess of $25,000 with respect to that Branch (it being the intention of the parties that losses sustained by the Buyer with respect to one Branch shall not be combined with losses sustained with respect to another Branch to satisfy such minimum $25,000 amount).

               (ii) Subject to Subsection 4.4(e)(iv) and Article 9 below, if there are any third party claims against Seller that arise out of any Hazardous Substances that became located in, on or under the Subject Assets at any time after the Closing, Buyer will indemnify, defend (by counsel reasonably acceptable to Seller), protect and hold Seller harmless for, from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including without limitation reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Seller) arising therefrom, PROVIDED THAT notwithstanding any other provision hereof, Buyer shall not be liable under this Section 4.4(e)(ii) for any losses sustained by the Seller unless and until the aggregate amount of all losses with respect to a Branch sustained by the Seller to be indemnified by the Buyer under this Agreement (including any amount for which Buyer may become liable to provide indemnification pursuant to Section 9.3 or otherwise), shall exceed $25,000, in which event the Buyer shall be liable only for such losses in excess of $25,000 with respect to that Branch (it being the intention of the parties that losses sustained by the Seller with respect to one Branch shall not be combined with losses sustained with respect to another Branch to satisfy such minimum $25,000 amount).

               (iii) As used in this Subsection 4.4(e), "third party claims" are defined as any claims or rights of recovery by any person or entity (including governmental agencies):

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                  (A) which result from injury, damage or loss to or of any
                  person or property;

                  (B) for cost recovery, removal or remedial action; or

                  (C) third party claims will also include any costs paid or payable by either party for damage, loss, injury, investigation, removal, remediation or other liability in response to any third party claim or in anticipation of any enforcement or remedial action undertaken or threatened by any governmental agency or private party.

               (iv) Nothing in this Section 4.4(e) is meant to diminish any party's rights or obligations under any federal, state or local law pertaining to or concerning Hazardous Substances; but Seller will not be liable to Buyer under this Agreement, and Buyer hereby releases Seller from any and all liability under any such law, for any third party claims which are attributable to any environmental condition which:

                  (A) was described or referred to in the Phase I's, Asbestos Surveys or any Environmental Assessments obtained or conducted by Buyer;

                  (B) was reasonably discoverable by prudent investigation during the Environmental Due Diligence Period; or

                  (C) was otherwise disclosed by Seller to Buyer or discovered by Buyer at any time prior to the Closing.

               (v) The above release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release(s) to Seller. Buyer expressly waives and relinquishes any and all rights which it may have under the provisions of Section 1542 of the California Civil Code, to the extent applicable, which Section reads as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR".

               It is understood and agreed that the purchase price has been adjusted by prior negotiations to reflect that all of the Subject Assets and the Furniture Fixtures and Equipment are sold by

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               Seller and purchased by Buyer and Buyer is accepting assignment of the Leases subject to the foregoing. It is not contemplated that the purchase price will be increased if costs to Buyer associated with the Subject Assets, the Furniture Fixtures and Equipment and the Leases prove to be less than expected nor will the purchase price be reduced if the Buyer's plan for the same leads to higher cost projections. The sole remedy of the Buyer will be to exercise its rights under Section 4.4(d) prior to the end of the Environmental Due Diligence Period.

         Buyer's Initials  J.B.   Seller's Initials  B.A.D.
                         -------                    --------
         4.5 VALUATION OF THE ASSETS. Buyer agrees that it is relying solely upon its own judgment, after such investigation and inspection as it deems necessary or appropriate, as to the quality, condition, fitness and value of the Assets and the nature and amount of the Liabilities, and Seller hereby disclaims any representations or warranties made by Seller as to their condition, value, nature or amount except those made in Section 5.1 of this Agreement, and subject to the provisions of Section 4.4 of this Agreement, which shall exclusively govern the rights and obligations of the parties with regard to Hazardous Substances.

         4.6 CLEARING ITEMS. From the Closing Date and for one hundred eighty
(180) calendar days thereafter, items drawn on Transaction Accounts assumed by the Buyer may continue to be presented to the Seller. The Seller will make provisional settlement to the presenting institution and will present such items to the Buyer within the Seller's midnight deadline. For the first ninety (90) calendar days following the Closing Date, the Seller shall perform its obligations under the first two sentences of this Section 4.6 at no cost to the Buyer. For the remaining ninety (90) calendar day period, the Buyer shall pay the Seller $0.50 for each item so processed. After one hundred eighty (180) calendar days from the Closing Date, the Seller shall return to the sender any items presented. Upon timely presentation to the Buyer, the Buyer will assume all responsibility for such items (except for such items which have not been handled by the Seller in accordance with applicable law or regulation, or with ordinary care), including but not limited to determining whether to honor or dishonor such items and giving any required notification for the return of large items.

         4.7 IRA DEPOSITS AND KEOGH ACCOUNTS. The Seller will deliver to the Buyer, on the Closing Date, copies of the Seller's documents for each IRA Deposit and Keogh Account which is included in the Assumed Deposits. The Seller will prepare and file all reports to government authorities required to be filed for the period ending on the Closing Date and all prior periods. The Buyer will be responsible for all such reporting for periods commencing on the day after the Closing.

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         4.8 INTEREST REPORTING AND WITHHOLDING. Unless otherwise agreed to by the parties, the Seller will report to applicable taxing authorities and holders of Assumed Deposits transferred on the Closing Date, with respect to the period from January 1 of the year in which the Closing occurs through and including the Closing Date, all interest credited to, withheld from and any early withdrawal penalties imposed upon the Assumed Deposits. The Buyer will report to the applicable taxing authorities and holders of Assumed Deposits, with respect to all periods from the day after the Closing Date, all such interest credited to, withheld from and any early withdrawal penalties imposed upon such Assumed Deposits. Any amounts required by any governmental agencies to be withheld from any of the Assumed Deposits through the Closing Date will be withheld by the Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by the Seller to the appropriate agency on or prior to the applicable due date. Any such withholding required to be made subsequent to the Closing Date shall be withheld by the Buyer in accordance with applicable law or the appropriate notice from any governmental agency and will be remitted by the Buyer to the appropriate agency on or prior to the applicable due date. Promptly after the Closing Date, but in no event later than the date the Buyer is obligated to remit such amounts to the applicable governmental agency, the Seller will pay to the Buyer that portion of any sums theretofore withheld by the Seller from any Assumed Deposits transferred on the Closing Date which are or may be required to be remitted by the Buyer pursuant to the foregoing and shall directly remit to the applicable governmental agency that portion of any such sums which are required to be remitted by the Seller.

         4.9 EMINENT DOMAIN OR TAKING. If proceedings under a power of eminent domain relating to a specific Branch or any part thereof (the "Affected Branch") are commenced prior to the Closing Date, Seller will promptly inform Buyer in writing.

         (a) If such proceedings involve the taking of all of or a material interest in the Affected Branch, Buyer may elect to terminate this Agreement with respect to such Affected Branch by notice in writing sent within ten (10) calendar days of Seller's written notice to Buyer, in which case neither party will have any further obligation to or rights against the other with respect to the Affected Branch except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

         (b) If the proceedings do not involve the taking of all of or a material interest in the Affected Branch, or if Buyer does not elect to terminate this Agreement as to the Affected Branch, this transaction will be consummated as described herein, and, subject to the Lease, if any, or other encumbrances, if any, relating to the Affected Branch, any award or settlement

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payable with respect to such proceeding will be paid or assigned to Buyer on the
Closing Date.

         (c) If the Closing contemplated by this Agreement is not consummated for any reason, Buyer will have no claim to any condemnation award or settlement with respect to the Affected Branch.

         4.10 DAMAGE OR DESTRUCTION. Except as provided in this Section 4.10, prior to the Closing Date, as between Seller and Buyer the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Closing Date, any part of the Improvements or Leasehold Improvements at a specific Branch (the "Affected Improvements") is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage and whether it is, in Seller's reasonable opinion, "MATERIAL."

         (a) If the parties determine that such damage or destruction is "MATERIAL", Buyer has the option to terminate this Agreement with respect to such Branch (the "Affected Branch") upon written notice to the Seller given not later than ten (10) calendar days after receipt of Seller's written notice to Buyer advising of such damage or destruction.

         (b) For purposes of this Section 4.10, "MATERIAL" shall mean any damage or destruction to the Affected Improvements where the cost of repair or replacement is estimated to be (i) in the case of damage or destruction to Improvements, more than twenty-five (25) percent of the Market Value of the Branch Real Estate and Improvements, or (ii) in the case of damage or destruction to Leasehold Improvements, more than twenty-five (25) percent of the amount indicated in Section 3.1 and Schedule 3.1 for the Leasehold Improvements at the Affected Branch ("Leasehold Improvements Value"), and that in either case will take more than sixty (60) calendar days to repair.

         (c) If this Agreement is so terminated, neither party will have any further obligation to or rights against the other with respect to the Affected Branch except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

         (d) Subject to the Lease, if any, or other encumbrances, if any, if the Buyer does not elect to terminate this Agreement as to the Affected Branch, or if the casualty is not material, Seller shall EITHER (i) reduce the Market Value of the Branch Real Estate or the Leasehold Improvements Value at the Affected Branch, as the case may be, by the value reasonably estimated by the parties to repair or restore the damaged portion of the Affected Improvements, less any sums expended by Seller to make emergency repairs to the Affected Improvements

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OR (ii) repair or restore the damaged portion of the Affected Improvements, and in either case this transaction will close pursuant to the terms of this Agreement, and the Buyer will accept the Affected Branch as is, where is, without recourse, with all faults and with no warranties other than as expressly provided in Section 5.1 of this Agreement, and subject to the provisions of
Section 4.4 of this Agreement, which shall exclusively govern the rights and obligations of the parties with regard to Hazardous Substances.

         (e) If the damage is not material, Seller's notice to Buyer of the damage or destruction will also set forth the reduced Market Value of the Branch Real Estate or the reduced Leasehold Improvements Value at the Affected Branch, as the case may be, and Seller's allocation of value to the damaged portion of the Affected Improvements. If Buyer does not accept Seller's reduced valuation, Buyer's sole remedy will be to submit the issue to arbitration pursuant to
Section 9.4 hereof.

         (f) Whether or not the sale of the Affected Branch is consummated hereunder, Buyer shall have no rights to insurance claims or proceeds in respect of damage or destruction to the Affected Improvements occurring prior to the Closing Date.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         5.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to the Buyer that, as of the date of this Agreement (or, as to any information specified in a Schedule to have been compiled as of some earlier date, as of such earlier date), and subject to Section 4.4 (a):

         (a) The Seller is a national banking association, duly organized and in good standing under the laws of the United States;

         (b) The Seller has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all corporate action necessary to be taken by or on the part of the Seller to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of the Seller, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

         (c) The execution, delivery and performance by the Seller of this Agreement do not, and the consummation by the Seller of the transactions contemplated hereby will not, violate or conflict with the articles of

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association or bylaws of the Seller, or any law or regulation currently applicable to the Seller, or any material agreement or instrument, or currently applicable award, order, judgment or decree to which the Seller is a party or by which it is bound, or require any filing by the Seller with, or authorization, approval, consent or other action with respect to the Seller by, any governmental or regulatory agency except such as have been made or obtained and are in full force and effect;

         (d) Schedule 2.2(d) sets forth a list of all material written contracts, agreements and other obligations known to the Seller to which the Seller is a signatory which relate to the operation of the Branches (other than those giving rise to the Assets and the Liabilities), including without limitation equipment leases and service and maintenance contracts, consulting contracts, agency agreements and licensing agreements; PROVIDED, HOWEVER, THAT equipment leases and service and maintenance contracts which the Seller does not believe are assignable are not listed;

         (e) Except as set forth in Schedule 5.1(e): (i) there is no litigation, claim, action, suit or proceeding pending which, if adversely determined, would adversely affect the use of the Assets or the Liabilities; and (ii) to the Seller's knowledge, there is no litigation, claim, action, suit or proceeding threatened by any organization, person, individual or governmental agency which, if adversely determined, would, individually or in the aggregate, materially and adversely affect the use of the Assets or the Liabilities;

         (f) The Seller has not in any manner whatsoever paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Seller directly and without the intervention of any person in such manner as to give rise to any valid claim against the Seller for any brokerage commission or like payment;

         (g) Schedule 2.2(e) contains an accurate and complete list of all Leases, if any. True and correct copies of all Leases referred to in such Schedule have been provided to Buyer;

         (h) Schedule 5.1(h) lists for each Branch all employees thereof and states for each such individual his or her position, dates of employment with the Seller and present compensation;

         (i) A certificate of occupancy or equivalent is in effect permitting the occupancy of each Branch for its present use. The Seller holds all licenses materially required in connection with the use or occupancy of each Branch;

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         (j) The Seller has not in any manner whatsoever paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Seller directly and without the intervention of any person in such manner as to give rise to any valid claim against the Seller for any brokerage commission or like payment; and

         (k) The Branch Real Estate and the Improvements have been owned, operated and used in material compliance with all laws, regulations and ordinances (excluding Environmental Laws, which are exclusively governed by Section 4.4 hereof); to the knowledge of the Seller, the Improvements were constructed in material compliance with all applicable laws and regulations (excluding Environmental Laws, which are exclusively governed by Section 4.4 hereof), including zoning, land use and other requirements and all building permits; the Seller has received no notice of, or is not otherwise aware of, any proposed condemnation or eminent domain proceeding with respect to the Branch Real Estate, or any portion thereof.

         5.2 BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Seller that, as of the date of this Agreement, and subject to
Section 4.4(a):

         (a) The Buyer is a national bank, duly established and in good standing under the laws of the United States;

         (b) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 4.2(b) and to approval of this Agreement and the transactions contemplated hereby by the requisite vote or consent of the holders of outstanding securities of the Buyer if such approval is required by applicable law, contract, the Buyer's Articles of Incorporation or Bylaws, or otherwise, the Buyer has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; all acts and other proceedings required to be taken by or on the part of the Buyer to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken; and this Agreement has been duly executed and delivered by, and constitutes the valid and binding agreement of, the Buyer, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

         (c) Subject to the satisfaction of any applicable governmental or regulatory requirements referred to in Section 4.2(b), the execution, delivery and performance by the Buyer of this Agreement do not, and the consummation by the Buyer of the transactions contemplated hereby will not, violate or conflict with the articles of incorporation or bylaws of the Buyer, or any law or regulation currently applicable to the Buyer, or any material agreement or instrument, or currently applicable order, judgment or decree to which the Buyer is a party or by which it is bound or require any prior filing by the Buyer

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with, or authorization, approval, consent or other action with respect to the
Buyer by, any governmental or regulatory agency except such as have been made or obtained and are in full force and effect or will be made or obtained and in full force and effect as of the Closing;

         (d) There are no actions, suits or proceedings pending or, to the knowledge of the Buyer, threatened against or affecting, the Buyer, which may cause a material adverse change in the Buyer's business or financial condition;

         (e) The Buyer has not paid or agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions covered and contemplated hereby. All negotiations relating to this Agreement have been conducted by the Buyer directly and without the intervention of any person in such manner as to give rise to any valid claim against the Seller for any brokerage commission or like payment;

         (f) The Buyer has not received written notice from any federal or California governmental or regulatory agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement;

         (g) The Buyer satisfies each and all of the standards and requirements lawfully within the control of the Buyer of which it is aware (and, as of the Closing Date, will satisfy each and all of the standards and requirements lawfully within the control of the Buyer) imposed as a condition to obtaining or necessary to comply with and in order to obtain any of the governmental or regulatory approvals referred to in Section 4.2(b) of this Agreement;

         (h) At the time of the most recent regulatory evaluation of Buyer's performance under the Community Reinvestment Act (the "CRA"), Buyer's record of performance was deemed to be "outstanding" or "satisfactory", and no proceedings are pending or to the knowledge of Buyer, threatened, that would result in a change in such evaluation. Buyer has not received any adverse public comments with respect to its compliance under the CRA since the date of its most recent regulatory evaluation of its performance under the CRA;

         (i) The Buyer has available sufficient cash or other liquid assets or financing pursuant to binding agreements or commitments which may be used to

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fund the transactions contemplated hereby and has provided to Seller a copy of an engagement letter from Hoefer & Arnett, a reputable investment banking firm, to act as managing underwriter of a firm commitment underwritten equity capital offering which will be completed before the Closing Date in a sufficient principal amount with which to consummate such transactions; provided that if the transactions contemplated hereby are not consummated due to Buyer's failure to raise sufficient capital, then, promptly upon demand, Buyer shall pay to Seller the Break-up Fee; and

         (j) Buyer acknowledges and is aware of the disclosures made by Seller with respect to the Branch Real Estate and set forth in Schedule 5.2(j) attached hereto.

                                   ARTICLE 6

                                 UNDERSTANDINGS

         Buyer and Seller understand and agree as follows:

         6.1 DEPOSITORS' RIGHTS. The Buyer and the Seller understand and agree that all transfers to the Buyer of Assumed Deposits are subject to the individual depositors' continuing rights to withdraw, and the Seller makes no representation or warranty to the Buyer concerning the continuing maintenance of such deposits at the Branches.

         6.2 UNCLAIMED PROPERTY. With respect to safe deposit boxes that have been opened by the Seller and whose contents have been inventoried and are being held by the Seller in safekeeping in preparation for escheat to the State of California, the Seller shall remove any and all such contents from the Branches prior to the Closing Date.

         6.3 HEAD OFFICE ACCOUNTS. Schedule 6.3 sets forth certain Accounts at the Branches which have been designated by the Seller as "Head Office Accounts." The Buyer and the Seller understand and agree that the Seller may remove from the Branches prior to the Closing Date any and all Head Office Accounts and deposits of the types described in the proviso in Section 2.3(a)(iii) and any Head Office Accounts and any such deposits so removed shall not be included in the Assumed Deposits.

         6.4 LIMITATION OF WARRANTIES. Except as may be expressly represented or warranted by Seller in Section 5.1 of this Agreement, and subject to the provisions of Section 4.4 of this Agreement which shall exclusively govern the rights and obligations of the parties with regard to Hazardous Substances, Seller makes no representation or warranty whatsoever with regard to any Asset, any Liability or the business or operation of any of the Branches, it being expressly understood that such Assets and Liabilities are being transferred AS IS, WHERE IS, WITHOUT RECOURSE, WITH ALL FAULTS AND WITH NO WARRANTIES OTHER

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THAN AS EXPRESSLY PROVIDED IN SECTION 5.1 OF THIS AGREEMENT. Buyer agrees that it is relying solely upon its own judgment, after such investigation and inspection as it deems necessary or appropriate, as to the quality, condition, fitness and value of the Assets and the nature and amount of the Liabilities, and Seller hereby disclaims any representations or warranties made by Seller as to their condition, value, nature or amount except those made in Section 5.1 of this Agreement, subject to Section 4.4 of this Agreement. Notwithstanding any other provision of this Agreement, Buyer and Seller understand and agree that Seller is making, and shall make, no representations or warranties with respect to title to the Branch Real Estate other than those, if any, contained in the grant deed the form of which is attached hereto as Schedule 2.2(b)(i)(A).

                                   ARTICLE 7

                            CONDITIONS TO THE CLOSING

         7.1 SELLER'S CONDITIONS. The obligations of the Seller to consummate the Closing shall be subject to the satisfaction at or prior to Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Seller:

         (a) The Buyer shall have complied in all material respects with each of its covenants and agreements contained herein to be performed at or prior to the Closing Date, and each of the representations and warranties of the Buyer in
Section 5.2 hereof shall be true and correct in all material respects as if made at and as of the Closing;

         (b) The Buyer shall have delivered to the Seller a duly authorized and signed officer's certificate, dated as of the Closing Date, certifying as to the matters specified in Section 7.1(a), and further that (i) the methodology and accounting procedures used by the Seller in preparing the Closing Financial Statement have been reviewed and are acceptable to the Buyer, and (ii) the Buyer, to and including the Closing Date, has performed such review of the books, records, files, documentation and accounts of the Branches as it has deemed appropriate;

         (c) All consents, approvals and authorizations required to be obtained prior to the Closing from governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be consummated at the Closing shall have been made or obtained, and shall remain in full force and effect, all waiting periods applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and all required regulatory filings shall have been made; PROVIDED, HOWEVER, that no governmental or regulatory consent, approval or authorization shall have imposed any condition or requirement that

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the Seller in good faith determines to be materially burdensome upon the business of the Seller or upon the consummation of the transactions contemplated hereby;

         (d) There shall not be in effect any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction that would be violated by consummation of the transactions contemplated hereby, nor any material pending or threatened action, proceeding or investigation, the adverse determination of which would result in such order, decree or judgment; provided, that in the case of such material pending or threatened action, proceeding or investigation, neither party shall decline to proceed with the Closing pending final resolution thereof without exercising its reasonable efforts promptly to determine jointly with the other party the merit thereof and the likelihood of an adverse determination in such proceeding; and

         (e) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote or consent of the holders of outstanding securities of the Buyer if such approval is required by applicable law, contract, the Buyer's Articles of Incorporation or Bylaws, or otherwise.

         7.2 BUYER'S CONDITIONS. The obligations of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Buyer:

         (a) The Seller shall have complied in all material respects with each of its covenants and agreements herein to be performed at or prior to the Closing Date and each of the representations and warranties of the Seller contained in this Agreement and the Schedules shall be true and correct in all material respects as if made at and as of Closing except to the extent of changes that have occurred prior to Closing that are consistent with the provisions of Section 2.3(a);

         (b) The Seller shall have delivered to the Buyer a duly authorized and signed officer's certificate, dated as of the Closing Date, certifying that (i) the representations and warranties of the Seller contained in this Agreement and the Schedules are true and correct as of the Closing Date, and (ii) the Seller has complied in all material respects with each of its covenants and agreements herein to be performed at or prior to the Closing Date;

         (c) As to each of the Branches, there shall have been given, obtained or satisfied in final form any notice, approval, permit or other requirement of law or any competent governmental or regulatory authority that is necessary to proceed with the Closing, including without limitation such approvals as may be

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required of any California or federal bank or other financial institution regulatory agency and any other entity or entities having jurisdiction over the Branches, the Buyer or the Seller, and no such agency or entity shall, in connection therewith, have imposed any condition or requirement that would result in a material adverse effect on the business or prospects of the Branches or the Buyer, or on the consummation of the transactions contemplated hereby; and

         (d) There shall not be in effect any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction that would be violated by consummation of the transactions contemplated hereby, nor any material pending or threatened action, proceeding or investigation, the adverse determination of which would result in such order, decree or judgment; provided, that in the case of such material pending or threatened action, proceeding or investigation, neither party shall decline to proceed with the Closing pending final resolution thereof without exercising its reasonable efforts promptly to determine jointly with the other party the merit thereof and the likelihood of an adverse determination in such proceeding.

         Notwithstanding any other provision of this Agreement, in the event that, at the Closing, there shall be a failure of any condition specified in this Section 7.2 or elsewhere in this Agreement, including without limitation any failure of condition specified in Section 2.2(d), 2.2(e), 4.3, 4.4, 4.9 or
4.10 to the obligations of the Buyer in respect of the acquisition of any specific Branch or Branches, the Buyer nevertheless shall be obligated to consummate the transactions contemplated by this Agreement upon the Closing Date, and the Seller may, upon written notice to the Buyer, exclude from the Closing the Branch or Branches in respect of which the failure of condition shall exist, in which case, appropriate adjustment shall be made in the consideration payable pursuant to Article 3, the Schedules hereto, the Financial Statements and the other documents to be delivered pursuant hereto so as to duly reflect the deletion of such Branch or Branches from the Closing.

                                    ARTICLE 8
                                   TERMINATION

         8.1 EVENTS OF TERMINATION. This Agreement may be terminated at any time prior to Closing:

         (a)  By the mutual written agreement of the Seller and the Buyer;

         (b) By the Seller or by the Buyer in the event that the Closing has not occurred on or before the date indicated in the third proviso in Section 2.2(a), or such other date as the Seller and the Buyer shall agree in writing, unless the failure to so consummate by such time is due to a breach of this Agreement by the party seeking to terminate;

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         (c) By the Seller or by the Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

         (d) By the Seller or the Buyer, in the event of a material breach by the other of any representation, warranty or agreement contained herein which is not cured or cannot be cured within thirty (30) calendar days after written notice of such termination has been delivered to the breaching party; PROVIDED, HOWEVER, that (i) termination pursuant to this Section 8.1(d) shall not relieve the breaching party of liability for such breach or otherwise and (ii) this
Section 8.1(d) shall not under any circumstances provide the Buyer with a basis for termination due to any actual or alleged breach relating to Hazardous Substances, Buyer's sole remedies with respect to Hazardous Substances being contained in Section 4.4; and

         (e) By the Seller, in the event that the Buyer's equity capital offering shall not have been consummated by November 14, 1997.

         Any party desiring to terminate this Agreement pursuant to any of the foregoing clauses shall give written notice of such termination to the other party.

         8.2 LIABILITY FOR TERMINATION. If this Agreement is terminated as permitted by Section 8.1, except as provided in Sections 5.2(i) and 8.1(d), such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement, except that, subject to Section 4.4, if such termination shall result from the willful failure of a party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful misrepresentation or breach of a warranty, covenant or agreement hereunder by either party to this Agreement, such party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable attorney's fees) sustained or incurred by the other party as a result of such failure or breach.

                                   ARTICLE 9
                            SURVIVAL, INDEMNIFICATION

         9.1 SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto made, contained in or to be performed pursuant to this Agreement, the Schedules hereto or the officers' certificates delivered pursuant hereto or in connection herewith shall survive Closing and remain operative and

                                      -45-
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in full force and effect until the first anniversary of the Closing Date, except for the provisions of Sections 2.4, 3.2(h), 4.4(e)(ii), 10.1 and 11.11, which shall survive such first anniversary. Notwithstanding the preceding sentence, any covenant, agreement, representation, warranty or claim in respect of which indemnity may be sought under Sections 9.2 or 9.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the claim, inaccuracy or breach giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. After Closing, the sole and exclusive remedy of the Buyer and the Seller for any breach of any covenant or agreement or any inaccuracy of any such representation or warranty by the Seller or the Buyer shall be the indemnities contained in Sections 9.2 and 9.3, respectively, which shall survive Closing, PROVIDED HOWEVER, THAT the provisions of Section 4.4 shall exclusively govern the rights and obligations of the Seller and Buyer with regard to Hazardous Substances.

         9.2 SELLER'S INDEMNITY. Subject to the proviso in the final sentence of
Section 9.1, the Seller hereby indemnifies the Buyer against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Buyer) demanded, claimed or threatened in writing against the Buyer or incurred or suffered by the Buyer arising out of (i) any action taken or omitted to be taken by the Seller prior to the Closing relating to the ownership or operation of the Branches or their business and properties prior to Closing, but excluding any damage, loss, liability or expense resulting from actions taken by the Seller at the written direction of the Buyer or resulting from defects in title to the Branch Real Estate; (ii) any misrepresentation or breach of warranty, covenant or agreement made, contained in or to be performed by the Seller pursuant to this Agreement, the Schedules hereto or the Seller's officer's certificate; and (iii) any claim or demand by any Branch employee of the Seller who shall not become an employee of the Buyer (except as may be the result of any action or inaction of the Buyer). Any direct claim by the Buyer against the Seller, as distinguished from a claim against the Buyer by a third party, shall be settled by arbitration pursuant to Section 9.4. The Seller shall not be liable under this Section 9.2 for any settlement effected without its consent (which consent shall not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Buyer agrees to give prompt notice to the Seller of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. The Seller may, and at the request of the Buyer shall, participate in and control the defense of any such suit, action or proceeding at its own expense.

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

         9.3 BUYER'S INDEMNITY. Subject to the proviso in the final sentence of
Section 9.1, the Buyer hereby indemnifies the Seller against and agrees to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorney's fees and expenses in connection with any action, suit or proceeding brought against the Seller) demanded, claimed or threatened in writing against the Seller or incurred or suffered by the Seller arising out of (i) ownership or operation of the Branches or their business and properties on and after Closing (except as to such damage, liability, loss or expense resulting from actions taken by the Buyer at the written direction of the Seller); and (ii) any misrepresentation or breach of warranty, covenant or agreement made, contained in or to be performed by the Buyer pursuant to this Agreement, the Schedules hereto or the Buyer's officer's certificate. Any direct claim by the Seller against the Buyer, as distinguished from a claim against the Seller by a third party, shall be settled by arbitration pursuant to Section 9.4. The Buyer shall not be liable under this
Section 9.3 for any settlement effected without its consent (which consent shall not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Seller agrees to give prompt notice to the Buyer of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. The Buyer may, and at the request of the Seller shall, participate in and control the defense of any such suit, action or proceeding at its own expense.

         9.4 ARBITRATION OF DISPUTES. (A) ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH, INCLUDING, BUT NOT LIMITED TO A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT WILL, AT THE REQUEST OF ANY PARTY, BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTION 1 ET SEQ.) UNDER THE AUSPICES AND RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE AAA WILL BE INSTRUCTED BY EITHER OR BOTH PARTIES TO PREPARE A LIST OF THREE (3) JUDGES WHO HAVE RETIRED FROM THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, A HIGHER CALIFORNIA COURT OR ANY FEDERAL COURT. WITHIN TEN (10) CALENDAR DAYS OF RECEIPT OF THE LIST, EACH PARTY MAY STRIKE ONE (1)NAME FROM THE LIST. THE AAA WILL THEN APPOINT THE ARBITRATOR FROM THE NAME(S) REMAINING ON THE LIST. THE ARBITRATION WILL BE CONDUCTED IN SAN FRANCISCO, LOS ANGELES OR SAN DIEGO, WHICHEVER IS THE CLOSEST CITY TO THE NEXUS OF THE DISPUTE. ANY CONTROVERSY IN INTERPRETATION OR ENFORCEMENT OF THIS PROVISION OR WHETHER A DISPUTE IS ARBITRABLE, WILL BE DETERMINED BY THE ARBITRATOR. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR IN PURSUIT OF AN ANCILLARY REMEDY DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION.

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

         (B) IN ANY ARBITRATION PROCEEDING, THE ARBITRATOR IS AUTHORIZED TO APPORTION COSTS AND EXPENSES, INCLUDING INVESTIGATION, LEGAL AND OTHER EXPENSES, WHICH WILL INCLUDE, IF APPLICABLE, A REASONABLE ESTIMATE OF ALLOCATED COSTS AND EXPENSE OF IN-HOUSE LEGAL COUNSEL AND LEGAL STAFF. SUCH COSTS AND EXPENSES ARE TO BE AWARDED ONLY AFTER THE CONCLUSION OF THE ARBITRATION AND WILL NOT BE ADVANCED DURING THE COURSE OF SUCH ARBITRATION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.
YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

         BUYER'S INITIALS /s/ J.B.   SELLER'S INITIALS /s/ B.A.D.
                         --------                      ----------

         9.5 LIMIT ON INDEMNITIES. (a) Notwithstanding any other provision hereof, an indemnifying party shall not be liable under this Article 9 for any losses sustained by the indemnified party with respect to a Branch unless and until the aggregate amount of all such losses sustained by the indemnified party with respect to that Branch (including any amount for which the indemnifying party may become liable to provide indemnification pursuant to Section 4.4), shall exceed $25,000, in which event the indemnifying party shall be liable only for such losses in excess of $25,000 (it being the intention of the parties that losses sustained by a party with respect to one Branch shall not be combined with losses sustained with respect to another Branch to satisfy such minimum $25,000 amount). The minimum $25,000 amount shall not apply to amounts which one party may be required to pay to the other under Sections 2.4, 3.2, 4.1(g), 4.1(h), 4.6 and 10.1 of this Agreement or other provisions dealing with customary and foreseeable post-closing adjustments. In no event shall the aggregate losses for which the Seller may be liable under this Article 9 or
Section 4.4 or any other basis exceed the amount of the Initial Base Amount. IN ADDITION, THE INDEMNIFYING PARTY SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL LIABILITY, DAMAGE OR LOSS OF THE INDEMNIFIED PARTY THAT THE INDEMNIFIED PARTY MAY SUFFER.

         (b) Each party's right to indemnification under this Article 9 shall preclude any other monetary award (whether at law or in equity) and shall preclude assertion by such party of any right to any such monetary award from the indemnifying party.

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                                   ARTICLE 10
                                      TAXES

         10.1 OBLIGATIONS OF THE BUYER AND THE SELLER. The Buyer and the Seller shall each assume and pay one-half of the following: any documentary, stamp, deed, sales, use or other transfer taxes, recording fees and escrow fees relating to the sale of the Assets and assumption of the Liabilities, including but not limited to the assignment of the Leases. On the Closing Date, all real and personal property taxes and current installments of special assessments levied or assessed with respect to the Branch Real Estate, the Improvements, the Leasehold Improvements and the Furniture, Fixtures and Equipment shall be prorated between the Seller and the Buyer on a daily basis as of the Closing Date based upon the fiscal year of the appropriate taxing authority.

     10.2 ACCESS TO INFORMATION. For the applicable period required by law, the Seller and the Buyer shall have a right to have access to and to copy all of the records of the other party relevant to the Assets and the Liabilities and necessary for the preparation of income tax returns, employee tax returns, employee reports, employee benefits calculations, and for customary accounting functions and other similar bona fide purposes. Additionally, the Buyer and the Seller each agree to make available to the other party, at reasonable times and upon reasonable advance notice, relevant records and personnel in connection with an investigation or the preparation of or participation in a defense, negotiation or settlement relating to any pending, future, or threatened litigation or government agency proceeding (including a tax audit) involving the conduct or interest of such other party.

         10.3 ALLOCATION OF CONSIDERATION. The Buyer and the Seller shall use reasonable efforts to allocate the consideration payable hereunder at the Closing among the Assets, tangible and intangible, on the basis of an allocation (the "Allocation") to be agreed upon by the Buyer and the Seller prior to the Closing.

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 PUBLIC NOTICE. All written notices to third parties, including customers of the Branches, all oral or written notices or general communications to employees of the Branches, and all public announcements and press releases concerning the transactions contemplated by this Agreement made prior to Closing

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shall be jointly planned and coordinated by the Buyer and the Seller. Neither party shall act unilaterally in this regard without the prior approval of the other party, which shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that in the event that a party reasonably concludes that a public announcement or release is required by applicable law and the parties cannot reach agreement upon a mutually acceptable release, the party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement.

         11.2 ASSIGNMENT. Neither party shall assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party.

         11.3 NOTICES. Notices and legal process to be delivered to or served upon either party hereto shall be deemed to have been duly delivered or served when delivered in written form by hand or by telegraph, telex or facsimile transmission, or the day after being sent from within the continental United States by overnight delivery or courier service, or three (3) calendar days after posting by registered mail or certified mail with return receipt requested, to the parties hereto at the following addresses:

         If to the Seller:

                  BankAmerica Corporation
                  Corporate Development Department #13262
                  315 Montgomery Street, Suite 1300
                  San Francisco, CA 94104
                  Attention:  Director of Corporate Development
                  Fax:  (415) 953-0390

         With copies to:

                  Bank of America NT&SA
                  Legal Department #3017
                  555 California Street, 8th Floor
                  San Francisco, CA 94104
                  Attention:  Legal Department - Corporate Advice
                  Fax:  (415) 622-6291

                  And to:

                  Pillsbury Madison & Sutro LLP
                  235 Montgomery Street, 14th Floor
                  San Francisco, CA 94104
                  Attention:  James C. Olson, Esq.
                  Fax:  (415) 983-1200

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         If to the Buyer:

                  Six Rivers National Bank
                  402 F Street
                  Eureka, CA  95501
                  Attention:  John F. Burger
                  President and Chief Executive Officer
                  Fax:  (707) 443-1897

         With a copy to:

                  McCutchen, Doyle, Brown & Enersen
                  3 Embarcadero Center
                  San Francisco, CA 94111
                  Attention:  James M. Rockett, Esq.
                  Fax:  (415) 393-2286

or to such other authorized agent or address as either party may hereafter select by written notice to the other party.

         11.4 TIME. Time shall be of the essence for all purposes connected with this Agreement.

         11.5 EXPENSES. Except as otherwise expressly provided herein, the Buyer and the Seller shall each bear its own out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

         11.6 COMMUNICATIONS. If for any reason any payment or communication to which one party is entitled is received by the other party hereto, the receiving party shall promptly forward such payment or communication to the other party.

         11.7 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, except that certain Confidentiality Agreement between the parties hereto which was executed by the Seller as of March 24, 1997 (the "Confidentiality Agreement"), relating to the subject matter of this Agreement. The Confidentiality Agreement shall survive, in accordance with its own terms, the execution, delivery and performance of this Agreement.

         11.8 AMENDMENT. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally. Any such change, waiver, discharge or termination may be effected only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         11.9 GOVERNING LAW, SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any one or more of the provisions of this Agreement shall for any reason be held to be

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invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein.

         11.10 WAIVER. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default theretofore or thereafter occurring. Any waiver, permit, consent or approval or any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All rights and remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

         11.11 CONFIDENTIALITY. The Buyer and its representatives, agents and designees shall keep confidential and shall not disclose to any person or entity, without Seller's prior written consent: the amount of the Purchase Premium, the fact that confidential information has been made available to Buyer, the existence of this Agreement or any of the terms or conditions hereof, the status of the transactions contemplated hereby, all information concerning the books, records, accounts and documents of Seller to which it has access under this Agreement and any information developed in connection with any Environmental Assessments that are performed by or on behalf of the Buyer (including without limitation any reports or sampling results and analysis). These restrictions, however, shall not apply to any such information (i) that becomes public knowledge through no fault, act or omission of Buyer or its representatives, agents or designees (for purposes of this Section 11.11 collectively the "Buyer"), (ii) that Buyer lawfully acquires from an entity not under an obligation of confidentiality to Seller, (iii) that is independently developed by Buyer, (iv) where the Buyer is legally compelled to disclose such information, provided that the Seller is provided with advance written notice of the intention of Buyer to disclose to allow the Seller to contest the proposed disclosure before any court or agency with jurisdiction unless such notice impedes a duty or obligation of the Buyer under applicable laws, regulations or legal requirements to timely report such information, in which event Buyer shall concurrently advise Seller of Buyer's disclosure, or (v) where the Buyer, upon advice of counsel, is required to disclose such information in connection with a public offering of its equity securities. In case of any actual or purported inconsistency or conflict between the provisions of this Agreement and the

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provisions of the Confidentiality Agreement with respect to obligations of the
Buyer to maintain confidentiality as to any information, the provisions which impose a higher standard of confidentiality on the Buyer with respect to such information shall control and govern as to such actual or purported inconsistency or conflict.

         11.12 THIRD PARTY RIGHTS. Other than the provisions of Section 2.4, nothing contained in this Agreement, whether express or implied, is intended to
(i) confer any rights or remedies upon any persons other than the parties hereto and their respective successors and assigns, (ii) relieve or discharge the obligations or liabilities of any third person to either party to this Agreement, or (iii) give any third person any right of subrogation or action over either party to this Agreement.

         11.13 HEADINGS. The headings and captions used herein and in the Schedules are included for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Agreement.

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         11.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first above written.

                                     SELLER:

                                     BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION



                                     By  /s/ Brian A. Dunne
                                        --------------------
                                             Brian A. Dunne
                                        Its  VICE PRESIDENT




                                     BUYER:

                                     SIX RIVERS NATIONAL BANK

                                     By  /s/ JOHN F. BURGER
                                        ---------------------
                                             John F. Burger
                                        Its PRESIDENT/CHIEF EXECUTIVE OFFICER


                                     By /s/ MICHAEL W. MARTINEZ
                                        ------------------------
                                            Michael W. Martinez
                                        Its SR. VICE PRESIDENT/CHIEF FINANCIAL
                                            OFFICER

                                      -54-
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                                   SCHEDULE A

                                LIST OF BRANCHES

Ferndale
Garberville
Weaverville
Willits

                                                                     EXHIBIT 2.2

                        PLAN OF REORGANIZATION AND MERGER

         This Plan of Reorganization and Merger (the "Agreement") is entered into as of the _____ day of ______, 199__, by and among Six Rivers National Bank, a national banking association ("Six Rivers"); Six Rivers Interim National Bank, a national banking association (the "Interim Bank"); and Six Rivers Financial Corp., a California corporation ("Financial Corp.").

                            RECITALS AND UNDERTAKINGS

         A. As of the DATE OF THIS agreement, Six Rivers has 10,000,000 shares of common stock authorized AND, ______ shares of common stock issued and outstanding.

         B. As of the date hereof, the Interim Bank has 1,000 shares of common stock authorized and, immediately prior to the Effective Date (as such term is defined below), 50 shares of such common stock will be issued and outstanding, all of which will be owned by Financial Corp.

         C. As of the date hereof, Financial Corp, has 30,000,000 shares of common stock authorized. Immediate prior to the Effective Date, 1,000 shares of the Financial Corp.'s common stock will be issued and outstanding, and no shares of Financial Corp.'s preferred stock will be issued and outstanding.

         D. For Federal income tax purposes, it is intended that the transaction contemplated hereby shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

                                    AGREEMENT

         Section 1. General

         1.1 THE MERGER. On the Effective Date, as such term is defined below, Six Rivers shall be merged with an into the Interim Bank with the Interim Bank being the survivor (the "Merger").

         1.2 EFFECTIVE DATE. The Merger shall become effective as specified in the merger approval to be issued by the Office of the Comptroller of the Currency (the "OCC") (the "Effective Date").

         1.3 ARTICLES OF INCORPORATION. Bylaws and Name. On the Effective Date, the Articles of Association of Six Rivers, as in effect immediately prior to the Effective Date, shall become the Articles of Association of the Interim Bank until amended; the Bylaws of Six Rivers, as in effect immediately prior to the Effective Date, shall become the Bylaws of the Interim Bank until amended; the charter issued by the OCC to Six Rivers shall, with the approval of the OCC, become the Interim Bank; Six Rivers' deposit insurance coverage by the Federal Deposit Insurance Corporation shall become the deposit insurance of the Interim Banks; and the Interim Bank shall change its name to "Six Rivers National Bank."

         1.4 DIRECTORS AND OFFICERS. On the Effective Date, the directors and officers of Six Rivers immediately prior to the Effective Date shall become the directors and officers of the Interim

Bank, and the directors of the Interim Bank shall then serve until the shareholders of the Interim Bank or until such time as their successor are elected and have been qualified.

         1.5 EFFECT OF THE MERGER

             (a) ASSETS AND RIGHTS. On the Effective Date and thereafter, all rights, privileges, franchises and property of Six Rivers and all debts and liabilities due or to become due to the Six Rivers, including choses in action and every interest or asset of conceivable value or benefit, shall be deemed fully and financially and without any right of reversion vested in the Interim Bank without act or deed; and the Interim Bank shall have and hold the same in its own right as fully as the same was possessed and held by Six Rivers.

             (b) LIABILITIES. On the Effective Date and thereafter, all debts, liabilities and obligations due or to become due of, and all claims and demands for any cause existing against, the Interim Bank in the same manner as if the Interim Bank had itself incurred or become liable for them.

             (c) CREDITORS' RIGHTS AND LIENS. On The Effective Date and thereafter, all rights of creditors of Six Rivers and all liens upon the property of Six Rivers shall be preserved unimpaired, and shall be limited to the property affected by such liens immediately prior to the Effective Date.

             (d) PENDING ACTIONS. On the Effective Date and thereafter, any action or proceeding pending by or against Six Rivers Bank shall not be deemed to have abated or been discontinued, but may be pursued to judgment with full right to appeal or review. Any such action or proceeding may be pursued as if the Merger had not occurred, or with the Interim Bank substituted in place of Six Rivers as the case may be.

         1.6 FURTHER ASSURANCE. Six Rivers agrees that at any time, or from time to time, as and when requested by the Interim Bank, or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, in its name by its last acting officers, or by the corresponding officers of the
Interim Bank, all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken such further or other action as the Interim Bank, or its successors or assigns, may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights transferred to the Interim Bank in the
Section 1, or otherwise to carry out the intent and purposes of this Agreement.

         Section 2. STOCK

         2.1 STOCK OF THE INTERIM BANK. On the Effective Date, each share of common stock of the Interim Bank issued and outstanding immediately prior to the Effective Date shall remain outstanding.

         2.2 STOCK OF FINANCIAL CORP. On the Effective Date, each share of common stock of Financial Corp, issued and outstanding immediately prior to the Effective Date shall be repurchased by Financial Corp. for the amount paid for such shares upon their original issuance.

         2.3 STOCK OF SIX RIVERS. On the Effective Date, each share of common stock Rivers issued and outstanding immediately prior to the Effective Date, other than shares for which dissenters' rights have been perfected under federal law, shall, by virtue of the Merger, be deemed to be exchanged for and converted into the right to receive one share of fully paid and nonassessable common stock of Financial Corp., in accordance with the provisions of Paragraph 2.4 hereof. Thereafter, the right to receive shares of Financial Corp. shall be the sole right of the shareholders of Six Rivers.

         2.4 EXCHANGE OF STOCK BY SIX RIVERS SHAREHOLDERS. On the Effective Date or as soon as practical thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Paragraph 2.3 hereof:

             (a) The Shareholders Of Six Rivers Shareholders of record immediately prior to the Effective Date shall be allocated and entitled to receive for each share of common stock of Six Rivers then held by them respectively (other than shares for which dissenters' rights have been perfected under federal law) one share of common stock of Financial Corp.

             (b) Subject to the provisions of Paragraph 2.4(c) hereof Financial Corp. shall issue to the shareholders of Six Rivers the shares of Six Rivers the shares of common stock of Financial Corp. which said shareholders are entitled to receive.

             (c) Thereafter, outstanding certificates representing shares of common stock of Six Rivers (other than shares for which dissenters' rights have been perfected under federal law) shall represent shares of the common stock of Financial Corp. and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of Financial Corp.

             (d) Notwithstanding anything in this Agreement to the contrary, Shares of Six Rivers which are outstanding immediately prior to the Effective Date and which are held by stockholders who have complied with the requirements of Section 215a of the National Bank Act, shall be entitled to all of the rights as set forth therein with respect with dissenters rights.

         2.5 OTHER RIGHTS TO STOCK.

             (a) On the Effective Date and thereafter, Six Rivers' 1989 Stock Option Plan (the "Option Plan"), as amended shall be administered in an appropriate manner to reflect the Merger; any outstanding options to purchase shares of common stock of Six Rivers shall be deemed to be options granted by Financial Corp., upon the same terms conditions, except that appropriate adjustments shall be deemed to be made to such terms and conditions to reflect the Merger; and any options thereafter granted pursuant to the Option Plan shall be deemed to be options granted by Financial Corp.

             (b) Not later than the Effective Date, Six Rivers' 401(k) Pension and Profit-Sharing Plan (the "401(k) Plan") shall have been amended, to the extent necessary, to provide for the use of Financial Corp.'s common stock in place of common stock of Six Rivers. On the Effective Date and thereafter, all Six Rivers employees eligible to participate in the 401(k) Plan and other employee benefit plans will continue to be eligible to so participate with the same rights, privileges, and preferences as before the Effective Date.

             (c) Not later than the Effective Date, the Employee Stock Ownership Plan ("ESOP") of Six Rivers shall have been amended, to the extent necessary, to provide for the use of Financial Corp.'s common stock in place of common stock of Six Rivers. On the Effective Date and thereafter, all Six Rivers employees eligible to participate in the ESOP will continue to be eligible to so participate with the same rights, privileges, and preferences as before the Effective Date.

             (d) From time to time as and when required by the provisions of any agreement to which the Six Rivers or Financial Corp. shall become a party after the date hereof that provides for the issuance of shares of common stock or other securities, either debt or equity, of Six Rivers or Financial Corp. in connection with a merger into Six Rivers of any other banking institution or the acquisition by Six Rivers of the assets or stock of any other banking institution or other corporation, Financial Corp. shall issue in accordance with the terms of any such agreement shares of its commons stock or other debt or equity securities as required by such agreement or in substitution for the shares of common stock or other debt or equity securities of Six Rivers required to be issued by such agreement, as the case may be, which the shareholders of any other such banking institution or other corporation shall be entitled to receive by virtue of any such agreement.

         Section 3. APPROVALS

         3.1 Shareholder Approval. This Agreement shall be submitted to the shareholder(s) of Financial Corp., the Interim Bank and Six Rivers for ratification and confirmation to the extent required by, and in accordance with, applicable provisions of law.

         3.2 Regulatory Approvals. Each of the parties to this Agreement shall proceed expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the Merger to be consummated, including without limitation the consents and approvals referred to in Paragraphs 4.1(b), 4.1(c) and 4.1(d) hereof.

         Section 4. CONDITIONS PRECEDENT, TERMINATION AND PAYMENT OF EXPENSES

         4.1 CONDITIONS PRECEDENT TO THE MERGER. Consummation of the Merger is conditioned upon the following:

             (a) Ratification and confirmation of this agreement by the shareholders of Financial Corp., the Interim Bank and Six Rivers in accordance with applicable provisions of law;

             (b) Procuring all the consents and approvals an satisfying all other requirements, prescribe by law or otherwise, which are necessary for the Merger to be consummated, including without limitation: (i) such approvals or conditions as may be legally required from the Federal Deposit Insurance Corporation, the OCC, and the Board of Governors of the Federal Reserve System; and (ii) approvals required under applicable securities laws with respect to securities of Financial Corp. issuable upon consummation of the Merger;

             (c) Upon request of any party to this Agreement, receipt of an opinion of counsel and/or accountants with respect to the tax consequences to the parties and their shareholders of the Merger;

             (d) Procuring all consents or approvals, governmental or otherwise, which in the opinion of Six Rivers are or may be necessary to permit or to enable Six Rivers to conduct, upon and after the Merger, all or any part of the businesses and other activities that Six Rivers engages in immediately prior to such merger, in the same manner and to the same extent that Six Rivers engaged in such businesses and other activities immediately prior to such merger; and

             (e) Performance by each of the parties to this Agreement of all obligations under this Agreement which are to be performed prior to the consummation of the Merger.

         4.2 TERMINATION OF THE MERGER. In the event that any condition specified in Paragraph 4.1 hereof cannot be fulfilled, or prior to the Effective Date the Board of Directors of the Bank reaches any of the following determinations:

             (a) The  number  of shares of  common  stock of Six  Rivers  voting
against  the  merger   described   herein  makes   consummation  of  the  Merger
inadvisable; or

             (b) Any action, suit, proceeding or claim relating to the Merger, whether initiated or threatened, makes consummation of the Merger inadvisable; or

             (c) Consummation of the merger is inadvisable for any other reason; then this Agreement shall terminate. Upon termination, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or shareholders.

         4.3 EXPENSES OF THE MERGER. Pursuant to requirements of the Federal Reserve Board, all expenses incurred by Six Rivers, the Interim Bank and Financial Corp. in connection with the Merger, including without limitation filing fees, printing costs, mailing costs, accountant's fees and legal fees, shall be borne by Financial Corp. It is anticipated that Financial Corp. will obtain a loan from a financial institution other than Six Rivers to fund the expenses of the merger, and that the loan to Financial Corp. will be personally guaranteed by the directors of Financial Corp.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Dated:       , 199        SIX RIVERS NATIONAL BANK

                          By:
                             ----------------------------------
                                 John F. Burger
                                 President and CEO

                          By:
                             ----------------------------------
                                  Jack L. Russ
                                  Secretary

Dated:       , 199        Six Rivers INTERIM NATIONAL BANK

                          By:
                             ----------------------------------
                                  John F. Burger
                                  President and CEO

                          By:
                             ----------------------------------
                                  Jack L. Russ
                                  Secretary

Dated:       , 199         SIX RIVERS FINANCIAL CORP.

                           By:
                             ----------------------------------
                                   John F. Burger
                                   President and CEO

                           By:
                             ----------------------------------
                                   Jack L. Russ
                                   Secretary

                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF ASSOCIATION
                                       OF
                            SIX RIVERS NATIONAL BANK


JOHN F. BURGER. AND MARGIE L. PLUM certify that:

1. They are the President and Assistant Secretary of Six Rivers National Bank, a national banking association (the "Bank").

2. Article TWELFTH of the Bank's Articles of Association, which delineates the vote required to amend the Bank's Articles, shall become new Article THIRTEENTH and the text thereof shall Remain the same. A new ARTICLE TWELFTH shall be added to the Bank's Articles of Association and shall read in its entirety as follows:

         "TWELFTH. The Board of Directors of this Association, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Association with another corporation or association, or (b) merge or consolidate the Association with another corporation or association, or
(c) purchase or otherwise acquire all or substantially all of the properties and assets of the Association, shall, in connection with the exercise of its judgement and fiduciary duty in determining what is in the best interest of the Association and its shareholders, give due consideration to (i) the social, legal and economic effects on the Association's employees, depositors, customers and other affected persons, and on the communities served by the Association,
(ii) the value of the Association in relation to the Board of Directors' estimate of the Association's future value as an independent going concern;
(iii) the competence, experience and integrity of the proposed purchaser; (iv) the financial condition, earnings prospects and strategic plan of the proposed purchaser; and (v) such other factors as the Board of Directors may deem relevant under the circumstances."

3. The foregoing amendment has been approved by the Board of Directors of this Association.

4. The foregoing amendment was duly approved by the required vote of the shareholders of this Association in accordance with the Comptroller's Rules and Regulations- the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 347,340 shares; and the number of shares voting in favor of the foregoing amendment exceeded the vote required, such required vote being at least 173,671,or a majority of the outstanding shares entitled to vote.


                                             /s/ John F. Burger
                                             -----------------------
                                                 John F. Burger
                                                 President

                                             /s/ Margie L. Plum
                                             -----------------------
                                                 Margie L. Plum
                                                 Assistant Secretary



Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his/her knowledge. Executed at Eureka, California on June 11, 1996

                                             /s/ John F. Burger
                                             -----------------------
                                                 John F. Burger
                                                 President


                                             /s/ Margie L. Plum
                                             -----------------------
                                                 Margie L. Plum
                                                 Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF ASSOCIATION

                                       OF

                            SIX RIVERS NATIONAL BANK

TIMOTHY D. COCHRANE and MARGIE L. JEFFERS certify that:

         1. They are the President and Assistant Secretary of Six Rivers National Bank, a national banking association (the "Bank")

         2. Article TWELFTH of the Articles of Association of the Bank which presently reads as follows:

         "These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount."

shall be amended to read in full as follows:

         "Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders for which adequate notice has been give, by the affirmative vote of the owners of a majority of the stock of this Association, voting in person or by proxy, or by the written consent of the owners of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote or written consent of such greater amount"

         3. The foregoing amendment has been approved by the Board of Directors of this Association.

         4. The foregoing amendment was duly approved by the required vote of the shareholders of this Association in accordance with the Comptroller's Rules and Regulations; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 304,325 shares; and the number of shares voting in favor of the foregoing amendment exceeded the vote required, such required vote being at least 152,163 shares, or a majority of the outstanding shares entitled to vote.


                                             /s/ Timothy D. Cochrane
                                             -----------------------
                                                 Timothy D. Cochrane
                                                 President


                                             /s/ Margie L. Jeffers
                                             -----------------------
                                                 Margie L. Jeffers,"
                                                 Assistant Secretary

   Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his knowledge. Executed at Eureka, California, on April 18, 1991.

                                             /s/ Timothy D. Cochrane
                                             -----------------------
                                                 Timothy D. Cochrane

                                             /s/ Margie L. Jeffers
                                             -----------------------
                                                 Margie L. Jeffers

                            SIX RIVERS NATIONAL BANK

                       Resolutions Regarding Amendment of
                            Articles of Association


         WHEREAS, Article TWELFTH of the Articles of Association of the Bank presently provides that the Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of the Bank;

         WHEREAS, the current policies of the Office of the Comptroller of the Currency allow amendments to the Articles of Association of a national bank to be approved by the written consent of the holders of at least a majority of such a bank's shares if such a procedure is specifically provided for in the Bank's Articles of Association;

         WHEREAS, the Board of Directors believes that amending the Bank's Articles of Association in order to allow future amendments of such Articles of Association to be adopted by the written consent of at least a majority of the Bank's shareholders would, among other things and in certain circumstances, permit such actions to be taken with out the expense of conducting a shareholders' meeting and that such amendment of the Articles of Association would, therefore, be in the best interests of the Bank and its shareholders;

         NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the holders of a majority of the Bank's shares entitled to vote, Article TWELFTH of the Articles of Association of the Bank be, and it hereby is, amended in its entirety to read as follows:


         "Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the owners of a majority of the stock of this Association, voting in person or by proxy, or by the written consent of the owners of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote or written consent of such greater amount."


         BE IT FURTHER RESOLVED, that the foregoing amendment to the Articles of Association of the Bank be submitted to the shareholders for approval at the Bank's 1991 Annual Meeting of Shareholders.

                           ARTICLES OF ASSOCIATION OF
                            SIX RIVERS NATIONAL BANK


         For the purposes of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

         FIRST.    The title of this Association shall be:

         SIX RIVERS NATIONAL BANK.

         SECOND.   The Main Office of the Association shall be in the City of
Eureka, County of Humboldt, State of California. The general business of the Association shall be conducted at its Main office and its legally established branches.

         THIRD.    The Board of Directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 par value of stock of this Association. Any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

         FOURTH.   There shall be an annual meeting of the shareholders the
purpose of which shall be the election of directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the Main Office or such other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than fourteen (14) days nor more than fifty
(50) days prior to any meeting of stockholders called for the election of directors, PROVIDED, HOWEVER, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank beneficially owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

         FIFTH.    The amount of authorized capital stock of this Association shall be $50,000,000 divided into 10,000,000 shares of Common Stock of the par value of $5.00 each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

         No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

         The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of shareholders.

         SIXTH.    The Board of Directors shall appoint one of its members
President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents, at least one of whom shall be authorized, in the absence of the President, to perform all acts and duties pertaining to the office of the President; and to appoint a cashier and such other officers and employees as may be required to transact the business of this Association.

         The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

         SEVENTH. The Board of Directors shall have the power to change the location of the Main Office of this Association to any authorized branch location within the limits of Eureka, California, without the approval of the shareholders of this Association, upon written notice to the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

         EIGHTH.   The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

          NINTH.   The Board of Directors of this Association, or any ten (10)
or more shareholders owning, in the aggregate, not less than twenty percent (20%) of the stock of this Association, may call a special meeting of shareholders at any time.

         Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every regular annual and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his or her address as shown upon the books of this Association.

         TENTH.    The Association may indemnify its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such person having been made or having been threatened to be made a party to a proceeding to the fullest extent possible by the provisions of the California General Corporation Law and the Association may advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by the California General Corporation Law; provided, however, that the Association may not indemnify such persons against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association.

         The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its agents to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, employees or other agents.

         The Association is authorized to provide indemnification of its agents for breach of duty to the Association and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

         The terms, "agent," "proceeding" and "expense" as used herein shall have the same meaning as such terms in Section 317 of the California General Corporation Law, as amended.

         ELEVENTH. The liability of the directors of the Association for monetary damages shall be eliminated to the fullest extent permissible under California law.

         TWELFTH. These Articles of Association may be amended at any regular or special meeting of the share-holders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

         IN WITNESS WHEREOF, we have hereunto set our hands this 9TH day of FEBRUARY, 1989.


/s/ Pattison J. Christensen        /s/ Dorothy A. Linville
---------------------------        -------------------------
Pattison J. Christensen            Dorothy A. Linville

/s/ Timothy D. Cochrane
---------------------------        -------------------------
Timothy D. Cochrane                Warren L. Murphy

/s/ Suzanne M.  Dockal             /s/ Jack L. Russ
---------------------------        -------------------------
Suzanne M. Dockal                  Jack L. Russ

                                   /s/ James M. Rynearson
---------------------------        -------------------------
Rudolph S. Hansen                  James M. Rynearson

/s/ Marjorie L. Jeffers            /s/ William F. Thorington
---------------------------        -------------------------
Marjorie L. Jeffers                William F. Thorington

/s/ William T. Kay, Jr.             /s/ Dolores M. Vellutini
---------------------------        -------------------------
William T. Kay, Jr.                Dolores M. Vellutini

         IN WITNESS WHEREOF, we have hereunto set our hands this 10TH day of FEBRUARY, 1989.



---------------------------        -------------------------
Pattison J. Christensen            Dorothy A. Linville


---------------------------        -------------------------
Timothy D. Cochrane                Warren L. Murphy


---------------------------        -------------------------
Suzanne M. Dockal                  Jack L. Russ


/s/ Rudolph S. Hansen
---------------------------        -------------------------
Rudolph S. Hansen                  James M. Rynearson


---------------------------        -------------------------
Marjorie L. Jeffers                William F. Thorington


---------------------------        -------------------------
William T. Kay, Jr.                Dolores M. Vellutini

         IN WITNESS WHEREOF, we have hereunto set our hands this 10TH day of FEBRUARY, 1989.




                                             /s/ Rudolph S. Hansen
                                             ---------------------------
                                             Rudolph S. Hansen

IN WITNESS WHEREOF, I have hereunto set my hand this 15TH day of FEBRUARY, 1989.




                                      /s/ Warren L. Murphy
                                      ------------------------------------------
                                      Warren L. Murphy



                                      Date Accepted: 2/27/89
                                                     --------------------------

                                      /s/ Timothy M. Sullivan
                                      -----------------------------------------
                                      Timothy M. Sullivan, Director for Analysis
                                      Office of the Comptroller of the Currency
                                      Western District

                                                                     EXHIBIT 3.2

                                    BYLAWS OF
                            SIX RIVERS NATIONAL BANK
                               EUREKA, CALIFORNIA

                        ORGANIZED UNDER THE BANKING LAWS
                              OF THE UNITED STATES
                              ADOPTED MARCH 6, 1989

                                      INDEX
                                                               PAGE
ARTICLE I - Meetings of Shareholders.
          Section 1.1     Annual Meeting                         1
          Section 1.2     Special Meetings                       1
          Section 1.3     Notice of Shareholders'
                          Meetings                               1
          Section 1.4     Proxies                                1
          Section 1.5     Voting                                 2
          Section 1.6     Quorum                                 2
          Section 1.7     Judges of Election                     2
          Section 1.8     Nominations for Directors              2

ARTICLE II - Directors.                                          3
          Section 2.1     Powers                                 3
          Section 2.2     Number                                 3
          Section 2.3    Term                                    3
          Section 2.4    Oath of Office                          3
          Section 2.5    Vacancies                               3
          Section 2.6    Chairman of the Board                   4
          Section 2.7    Vice Chairman of the Board              4
          Section 2.8    Organization Meeting                    4
          Section 2.9    Regular Meeting                         4
          Section 2.10   Special Meeting                         4
          Section 2.11   Quorum                                  5
          Section 2.12   Voting                                  5
          Section 2.13   Waivers                                 5

ARTICLE III - Officers and Employees                             5
          Section 3.1     Officers                               5

          Section 3.2      Tenure                                5
          Section 3.3      Fidelity Bond                         6
          Section 3.4      President                             6
          Section 3.5      Vice President                        6
          Section 3.6      Cashier                               6
          Section 3.7      Secretary                             6
          Section 3.8      Other Officers                        7

ARTICLE IV - Committees.                                         7
          Section 4.1      Investment Committee                  7
          Section 4.2      Loan Committee                        7
          Section 4.3      Audit Committee                       7
          Section 4.4      Other Committees                      8

ARTICLE V - Corporate Seal                                       8
          Section 5.1      Seal                                  8

ARTICLE VI - Stock and Stock Certificates                        9
          Section 6.1      Transfers                             9
          Section 6.2      Transfer Agent and Registrar          9
          Section 6.3      Stock Certificates                    9
          Section 6.4      Lost Certificates                     9

ARTICLE VII - Miscellaneous Provisions                           9
          Section 7.1      Fiscal Year                           9
          Section 7.2      Execution of Instruments             10
          Section 7.3      Records                              10

ARTICLE VIII - Bylaws.                                          10
          Section 8.1      Inspection                           10
          Section 8.2      Amendments                           10

                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

         Section 1.1 ANNUAL MEETING. The regular annual meeting of the shareholders of this Association, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at its Main Office in Eureka, California, or any other convenient place duly authorized by the Board of Directors, at 6:00 o'clock p.m. on the third Monday of June of each year in accordance with the provisions of its Articles of Association and the laws of the United States. If for any cause, an election of directors is not made on said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law. In the absence of the Chairman of the Board or the Secretary of the Association, the holders of a majority of the outstanding shares entitled to vote, and represented at any meeting of the shareholders, may choose persons to act as Chairman and as Secretary of the meeting. Unless waived by a majority of the shareholders entitled to vote, the President of the Association shall then make a report to the shareholders regarding the condition of the Association and shall review the business of the preceding year.

         Section 1.2 SPECIAL MEETING. Unless otherwise provided by the laws of the United States, or by the Articles of Association, the Board of Directors of this Association, or any ten (ten) or more shareholders owning, in the aggregate, not less than twenty percent (20%) of the stock of this Association, may call a special meeting of the shareholders at any time.

         Section 1.3 NOTICE OF SHAREHOLDERS' MEETINGS. Unless otherwise provided by the laws of the United States or by the Articles of Association, a notice of the time, place and purpose of every regular meeting, and every special meeting of the shareholders, shall be given by first-class mail, postage prepaid, mailed at least ten (ten) days prior to the date of such meeting to each shareholder of record at his or her address as shown on the books of the Association.

         Section 1.4 PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

         Section 1.5 VOTING. In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders at the meeting, except in cases where by law a larger vote is required. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to accumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principal among as many candidates as he shall deem appropriate.

         Section 1.6 QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. The shareholders present or represented by proxy at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, unless otherwise provided by law. Any meeting of shareholders, whether or note a quorum is present, maybe adjourned from time to time by the vote of a majority of the shareholders present or represented by proxy, and the meeting maybe held, as adjourned, without further notice.

         Section 1.7 JUDGES OF ELECTION. Every election of directors shall be managed by three (3) judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Cashier or Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

         Section 1.8 NOMINATIONS FOR DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of this Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of stock holders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholder, such nomination shall be mailed or delivered to the President of this Association and to the Comptroller of the Currency not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association beneficially owned by each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the Meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

                                   Article II

                                    DIRECTORS

         Section 2.1 POWERS. The Board of Directors shall have the power to manage and administer the business and affairs of this Association. Except as limited by the laws of the United States, all corporate powers of the Association shall be vested in and may be exercised by the Board of Directors.

         Section 2.2 NUMBER. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25)shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; Provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which (i) exceeds by more than two (2) the number of directors last elected by shareholders where such number was fifteen (15) or less or (ii) exceeds by more than four (4) them number of directors last elected by shareholders where such number was sixteen (16) or more, but in no event shall the number of directors exceed twenty-five (25).

         Section 2.3 TERM. The directors of this Association shall hold office for one year and until their successors are elected and have qualified.

         Section 2.4 OATH OF OFFICE. Each person elected or appointed a director of this Association must take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a director of this Association shall exercise the functions of such office until he or she has taken such oath and the same has been transmitted to the Comptroller of the Currency.

         Section 2.5 VACANCIES. Any vacancies occurring in the Board of Directors shall be filled, in accordance with the laws of the United States, by appointment by the remaining directors then in office, at any regular meeting of the Board, or at a special meeting called for that purpose, and any directors so appointed shall hold office until their successors are elected and qualified.

         Section 2.6 CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholder, and shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

         Section 2.7 VICE CHAIRMAN of the Board. The Board of Directors may appoint one of its members to be Vice Chairman of the Board to serve at the pleasure of the Board. In the absence of the Chairman of the Board, the Vice Chairman shall perform the duties of the Chairman, and shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

         Section 2.8 ORGANIZATION MEETING. Following the annual meeting of the shareholders, the Chairman or the Secretary of the meeting shall notify promptly the Directors-Elect of their election and of the time and place (within the limits of Six Rivers) at which they are required to meet for the purpose of taking their oaths, organizing the new Board, appointing committees of the Board and appointing officers, fixing salaries for the ensuing year, and transacting such other business as properly may come before the meeting.

         Section 2.9 REGULAR MEETING. The regular meeting of the Board of Directors shall be held, without notice, on the third Thursday of each month at 3:00 p.m., at the Main Office or such other location designated by the Board of Directors. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

         Section 2.10 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or at the request of three (3) or more directors. Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, or by telegraph or mail, charges prepaid, addressed to such director at his or her address as it is shown upon the records of the Association or, if it is not shown on such records or if not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the Main Office of the Association is located at least seventy-two (72) hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall constitute due, legal and personal notice to such director. Any notice shall state the date, place and hour of the meeting and the general nature of the business to be transferred.

         Section 2.11 QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business at any Director's meeting. If, at the time fixed for the meeting, including the meeting to organize the new Board following the Annual Meeting of Shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

         Section 2.12 VOTING. Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors or at a meeting of a committee of the Board of Directors established pursuant to Article IV of these Bylaws.

         Section 2.13 WAIVERS. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors note present or whom, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. In addition, attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened; provided, however, if after stating his objection, the objecting director continues to attend and by his attention participates in any matters other than those to which he objected, he shall be deemed to have waived notice of such meeting and withdrawn his objections.


                                  ARTICLE III


                             OFFICERS AND EMPLOYEES


         Section 3.1 OFFICERS. The officers of this Association shall be the President, one or more Vice Presidents, a Cashier, a Secretary and such other officers as may be appointed by the Board of Directors. The President shall be a member of the Board of Directors.

         Section 3.2 TENURE. The President and all other officers shall hold office for the current year for which the

Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of President shall be filled promptly by the Board of Directors.

         Section 3.3 FIDELITY BOND. Each officer and employee of the Association shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned for the honest and faithful discharge of his or her duties as such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form, and the premiums shall be paid by the Association. The amount of such bonds, the form of coverage, and the name of the company providing the surety therefor shall be reviewed by the Board of Directors each year at the first regular meeting of the Board following the Organizational Meeting of the new Board. Action shall be taken by the Board at that time approving the amount of the bond to be provided by each officer and employee of the Association for the ensuing year.

         Section 3.4 PRESIDENT. The Board of Directors shall appoint one of its members to be President of the Association. In the absence of the Chairman and Vice Chairman, the President shall preside at all meetings of the shareholders and the Board of Directors. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law regulation, or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

         Section 3.5 VICE PRESIDENT. The Board of Directors shall appoint one or more Vice Presidents who shall have such powers and duties as may be assigned to them, from time to time, by the Board of Directors. In the absence of the President of the Association, one Vice President shall be designated by the Board of Directors to perform the duties of the President.

         Section 3.6 CASHIER. The Cashier of this Association shall be responsible for all assets and documents of this Association and shall keep proper records of all the transactions of the Association, except as otherwise herein provided. The Cashier shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the Office of Cashier or imposed by these Bylaws, and shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

         Section 3.7 SECRETARY. The Board of Directors shall appoint a Corporate Secretary who shall be the Secretary of the Board and of the Association and who shall act as Secretary of all meetings of the Board and of the Shareholders. The Secretary shall attend to the giving of all notices required by these Bylaws to be given. He shall be responsible for the Minutes of the Association in which he shall maintain and preserve the organization papers of the Association, the Articles of Association, the returns of elections, the Bylaws, the proceedings of regular and special meetings of the Directors and shareholders of the Association and reports of the committees and Board of Directors. He shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

         Section 3.8 OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Cashier, one or more Managers and Assistant Managers of Branches and such other officers and Attorneys-in-fact as from time to time may appear to the Board of Directors to required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred or assigned by the Board of Directors or the President.


                                  ARTICLES IV


                                   COMMITTEES


         Section 4.1 INVESTMENT COMMITTEE. There shall be an Investment Committee composed of three (3) or more directors, one of who shall serve as chairman, appointed by the Board annually or more often. The Investment Committee shall review, on a regular basis, the internal financial reports of the Association and shall provide policy guidance to the Association's internal investment committee. The Investment Committee shall have the responsibility to examine and approve internal financial reports, to exercise authority regarding investment policy, and to see that the policies prescribed by the Board in these two areas are carried out. The Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, and any action taken with respect thereto shall be entered in the minutes of the Board meeting.

         Section 4.2 LOAN COMMITTEE. There shall be a Loan Committee composed of three (3) or more directors, one of whom shall serve as chairman, appointed by the Board annually or more often. The Loan Committee shall have the power to examine and approve loans, to exercise authority regarding loans, and to see that loan policies prescribed by the Board are carried out. The Committee shall keep minutes of its meetings and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board meeting.

         Section 4.3 AUDIT COMMITTEE. There shall be a standing committee of this Association known as the Audit Committee, appointed annually by the Board of Directors. Each member of this Committee shall serve until his or her successor is appointed, and the Committee shall consist of three (3) or more directors, one of whom shall serve as chairman. None of the members of the Audit Committee shall be active officers of the Association. The duties of this Committee shall be to make an examination at least once during each calendar year and within fifteen (15) months of the last such examination into the affairs of the Association or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the Association is in a sound condition, whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the Association as shall be deemed advisable.

         Section 4.4 OTHER COMMITTEES. The Board of Directors may appoint, from time to time, other special committees, for such purposes and with such powers as the Board may determine.


                                   ARTICLE V


                                 CORPORATE SEAL


         The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                   ARTICLE VI


                          STOCK AND STOCK CERTIFICATES


         Section 6.1 TRANSFERS. The stock of this Association shall be transferable only on the books of this Association. A stock certificate book shall be maintained in which all transfers of stock shall be made. When the stock is transferred, the certificate thereof shall be returned to the Association and new certificates issued. The returned certificates shall be cancelled and be preserved for record purposes. Every person becoming a shareholder by transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares.

         Section 6.2 TRANSFER AGENT AND REGISTRAR. A majority of the Board of Directors at any meeting of the Board may designate a duly qualified bank, trust company or other corporation to act as its Stock Transfer Agent and Registrar to maintain the stock transfer book, record all assignments and transfers of stock and otherwise maintain and preserve stock records of the Association.

         Section 6.3 STOCK CERTIFICATES. A certificate of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Cashier, Assistant Cashier, Secretary, Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate of stock shall state upon the face thereof that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

         Section 6.4 LOST CERTIFICATES. Except as hereinafter provided in this section, no new certificates for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board of Directors or such officers of the Association as may be designated from time to time by the Board of Directors, may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Association, as the Board or such officers shall determine.


                                  ARTICLE VII


                            MISCELLANEOUS PROVISIONS


         Section 7.1 FISCAL YEAR. The fiscal year of the Association shall be the calendar year.

         Section 7.2 EXECUTION OF INSTRUMENTS. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any directors, officer(s), or agent(s), to enter into any contract or execute any instrument in the name of and on behalf of the Association, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no director, officer, agent or employee shall have any power or authority to bind the Association, by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. However, any contract or other instrument in writing executed or entered into between the Association and any other person, when signed by 1) the Chairman of the Board, the President or any Vice President, and
2) the Secretary, any Assistant Secretary, the Cashier or any Assistant Cashier, is not invalid as to the Association by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute such contract or other instrument.

         Section 7.3 RECORDS. The Articles of Association, the Bylaws and the proceedings of all meeting of the shareholder, the Board of Directors, and standing committees of the Board shall be recorded in appropriate minutes provided for that purpose. The minutes of each meeting of the Board of Directors and of the shareholders of the Association shall be signed by the Chairman of the Board or such other person designated Chairman of the meeting and attested by the Secretary or such other person designated as Secretary of the meeting.


                                  ARTICLE VIII


                                     BYLAWS


         Section 8.1 INSPECTION. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

         Section 8.2 AMENDMENTS. These Bylaws may be amended, altered or repealed, at any meeting of the Board of Directors, duly called, by a vote of a majority of the total number of the Directors.

                            CERTIFICATE OF SECRETARY

         I, Dorothy A. Linville, CERTIFY that: (1) I am the duly constituted Secretary of SIX RIVERS NATIONAL BANK and Secretary of its Board of Directors, and as such officer am the official custodian of its records; (2) the foregoing Bylaws are the Bylaws of said Bank, and all of them are now lawfully in force and effect.

         IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and the seal of the said Bank, in the City of Eureka, on this 6th day of March, 1989.


                                             /s/ Dorothy A. Linville
                                             -----------------------------------
                                                 Dorothy A. Linville
                                                 Secretary


(seal)

SIX RIVERS NATIONAL BANK


Resolution Amending Bylaws


Adopted March 21, 1994


WHEREAS, Section 1.1 of the Bank's Bylaws provides that the Annual Meeting of Shareholders be held each year on a date and at a time designed by the Board of Directors;

                            SIX RIVERS NATIONAL BANK


                          RESOLUTIONS AMENDING BYLAWS


WHEREAS, the first sentence of Article 1, Section 1.1 of the Bank's Bylaws currently provides that the regular annual meeting of the shareholders shall be held at 6:00 p.m. on the third Monday of June of each year;


BE IT HEREBY RESOLVED, that Article 1, Section 1.1 of the Bank's Bylaws be, and it hereby is, amended to read in full as follows:


"Section 1.1 ANNUAL MEETING. The regular annual meeting of the shareholders of this Association, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year at the Association's Main Office in Eureka, California, or any other convenient place duly authorized by the Board of Directors, on a date and at a time designated by the Board of Directors. The date so designated shall be within fifteen (15) months of the last Annual Meeting. If for any cause, an election of directors is not made on said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law. In the absence of the Chairman of the Board or the Secretary of the Association, the holders of a majority of the outstanding shares entitled to vote, and represented at any meeting of the shareholders, may choose persons to act as Chairman and as Secretary of the meeting. Unless waived by a majority of the shareholders entitled to vote, the President of the Association shall then make a report to the shareholders regarding the condition of the Association and shall review the business of the preceding year."

                              AMENDMENT TO BYLAWS

                               FEBRUARY 15, 1990


         Section 1.1 Annual Meeting. The regular annual meeting of the shareholders of this Association, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at its Main Office in Eureka, California, or any other convenient place duly authorized by the Board of Directors, at 6:00 o'clock p.m. on the second Monday of April of each year in accordance with the provisions of its Articles of Association and the laws of the United States. If for any cause, an election of directors is note made on said day, the Board of Directors shall order the election practicable, according to the provisions of law. In the absence of the Chairman of the Board or the Secretary of the Association, the holders of a majority of the outstanding shares entitled to vote, and represented at any meeting of the shareholders, may choose persons to act as Chairman and as Secretary of the meeting. Unless waived by a majority of the shareholders entitled to vote, the President of the Association shall then make a report to the shareholders regarding the condition of the Association and shall review the business of the preceding year.

                                                                    EXHIBIT 10.1

                            SIX RIVERS NATIONAL BANK
                             1989 STOCK OPTION PLAN
                             ADOPTED JUNE 15, 1989
                             AMENDED MARCH 18, 1997


         1. PURPOSE. The purpose of the 1989 Stock Option Plan, as amended (the "Plan"), is to strengthen SIX RIVERS NATIONAL BANK (the "Bank") and those corporations which are or hereafter become subsidiary corporations of the Bank, within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), by providing to participating employees and directors added incentive for high levels of performance and for unusual efforts to increase the earnings of the Bank and its subsidiary corporations. The Plan seeks to accomplish these purposes and results by providing a means whereby such employees and directors may purchase shares of the common stock of the Bank pursuant to (a) options granted pursuant to the Incentive Stock Option Plan (the "Incentive Plan")(Division A hereof) which will qualify as incentive stock options under Section 422of the Code ("Incentive Options"), or (b) options granted pursuant to the Non-Qualified Stock Option Plan (the "Non-Qualified Plan") (Division B hereof) which are intended to be non-qualified stock options described in Treas. Reg. ss. 1.83 -7 to which Section 421 of the Code does not apply ("Non-Qualified Options"). (Hereinafter, the term "Options" shall collectively refer to incentive Options and Non-Qualified Options.)


         2. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Bank (the "Board of Directors"). Any action of the Board of Directors with respect to administration of the Plan shall be taken pursuant to a majority vote of its members; provided, however, that with respect to action taken by the Board of Directors in granting an Option to an individual director, such action must be authorized by the required number of directors without counting the


                                  EXHIBIT "A"
interested director, who shall abstain as to any vote on his Option. An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors where such action will be taken.


              The Board of Directors may, in its sole discretion, from time to time, establish a Stock Option Committee composed of not less than three (3) persons who must be directors of the Bank and, by appropriate resolution, delegate to the Stock Option Committee such power and authority over the administration of the Plan as the Board of Directors deems appropriate. Nothing contained herein shall prevent the Board of Directors from delegating to the Stock Option Committee full power and authority over the administration of the Plan.


              Subject to the express provisions of the Plan, the Board of Directors (or the Stock Option Committee, if authorized) shall have the authority to construe and interpret the Plan, and to define the terms used therein, to prescribe, amend, and rescind rules and regulations relating to administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Board of Directors (or the Stock Option Committee, if authorized) on matters referred to in this section shall be final and conclusive.


         3. PARTICIPATION. All full-time salaried employees of the Bank and its subsidiary corporations shall be eligible for selection to receive both incentive and Non-Qualified Options. Directors of the Bank and its subsidiary corporations who are not also full-time salaried officers or employees of the Bank or a subsidiary corporation shall be eligible to receive only Non-Qualified Options under the Plan. Subject to the express provisions of the Plan, the Board of Directors (or the Stock Option Committee, if authorized) shall select from the eligible class and determine the individuals who shall receive Options, whether such Options shall be Incentive or Non-Qualified Options, and the terms and provisions of the Options, and shall grant such Options to such individuals. An individual who has been granted an Option (an "Optionee") may, if such individual is otherwise eligible, be granted additional Options if the Board of Directors (or the Stock Option Committee, if authorized) shall so determine.


         4.   STOCK  SUBJECT TO THE PLAN.  Subject to  adjustment as provided in
Section 13 hereof, the stock to be offered under the Plan shall be shares of the Bank's authorized but unissued common stock, par value five dollars ($5.00) per share (hereinafter called "stock"), and the aggregate amount of stock to be delivered upon exercise of all Options granted under the Plan, whether Incentive or Non-Qualified Options, shall not exceed One Hundred Sixty-Nine Thousand Four Hundred Fifty-Two (169,452) shares (thirty percent (30%) of the number of shares of the Bank's stock issued and outstanding on March 18, 1997). Two-thirds of such shares shall be reserved exclusively for the grant of Options to fun-time salaried officers and employees of the Bank. The remaining one-third of such shares may be granted to anyone eligible to participate in the Plan, including directors, officers and employees. If any Option shall expire for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.


         5. OPTION PRICE. The purchase price of stock subject to each Option shall be determined by the Board of Directors (or the Stock Option Committee, if authorized) but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such Option is granted. As to any incentive Option granted to an Optionee who, immediately before the Option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Bank, the purchase price must be at least one hundred ten percent (110%) of the fair market value of the stock at the time such Option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treas. Reg. ss. 20.2031-2. The purchase price of any shares purchased shall be paid in full in cash at the time of each such purchase.


         6. OPTION PERIOD. Each Option and all rights or obligations there under shall expire on such date as the Board of Directors (or the Stock Option Committee, if authorized) may determine, but not later than ten (10) years from the date such Option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan. As to any Incentive Option granted to an Optionee who, immediately before the Option is granted, owns beneficially more than ten percent (10%) of the outstanding stock of the Bank (whether acquired upon exercise of Options or otherwise), such Option must not be exercisable by its terms after five (5) years from the date of its grant.


         7. CONTINUATION OF EMPLOYMENT. In the case of employees, nothing contained in the Plan (or in any Option agreement) shall obligate the Bank or its subsidiary corporations to employ any Optionee for any period or interfere in any way with the right of the Bank or its subsidiary corporations to reduce such Optionee's compensation.


         8. EXERCISE OF OPTIONS. Each Option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board of Directors (or the Stock Option Committee, if authorized) shall determine; provided, however, that if an Optionee shall not in any given installment period purchase all of the shares which such Optionee is entitled to purchase in such installment period, such Optionee's right to purchase any shares not purchased in such installment period shall continue until the expiration of such Option. No Option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the next preceding sentence. Options may be exercised by ten (10) days written notice delivered to the Bank stating the number of shares with respect to which this Option is being exercised together with cash in the amount of the purchase price of such shares. No fewer than ten (10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the Option.


         9. NON-TRANSFERABILITY OF OPTIONS Each Option shall, by its terms, be nontransferable by the Optionee, other than by Will or the laws of descent and distribution, and shall be exercisable during such Optionee's lifetime only by the Optionee.


         10. CESSATION OF EMPLOYMENT; DISABILITY. Except as provided in Sections 6 and 11 hereof, if an Optionee ceases to be employed by or to serve as a director of the Bank or a subsidiary corporation for any reason other than death or disability, such Optionee's Option shall expire not later than sixty
(60) days thereafter, and during such period after such Optionee ceases to be an employee or director, such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Bank or such subsidiary corporation. Except as provided in Sections 6 and 11 hereof, if an Optionee ceases to be employed by or ceases to serve as a director of the Bank or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Code), such Optionee's Option shall expire not later than one (1) year thereafter, and during such period after such Optionee ceases to be an employee or director such Option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Bank or such subsidiary corporation.

         11. TERMINATION OF EMPLOYMENT FOR CAUSE: REMOVAL OF DIRECTOR FOR CAUSE.If an Optionee's employment by or service as a director of the Bank or a subsidiary corporation is terminated for cause, such Optionee's option shall expire immediately; provided, however, that the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by or ceased to serve as a director of the Bank or such subsidiary corporation upon the date of such termination for a reason other than cause, disability, or death. In the case of an employee, termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, conviction of illegal activity in connection therewith, any conduct seriously detrimental to the interests of the Bank or a subsidiary corporation, or removal pursuant to the exercise of regulatory authority by the Comptroller of the Currency or other bank supervisory agency; and in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive. In the case of a director, termination for cause shall include removal pursuant to Sections 302 or 304 of the California Corporations Code or removal pursuant to the exercise of regulatory authority by the Comptroller of the Currency or other bank supervisory agency.


         12. DEATH OF OPTIONEE. Except as provided in Section 6 hereof, if any Optionee dies while employed by or serving as a director of the Bank or a subsidiary corporation or during the sixty-day or one-year period referred to in
Section 10 hereof, such Optionee's Option shall expire one (1) year after the date of such death. After such death but before such expiration, the persons to whom the Optionee's rights under the Option shall have passed by Will or by the applicable laws of descent and distribution shall have the right to exercise such Option to the extent that installments, if any, had accrued as of the date on which the Optionee ceased to be employed by or ceased to serve as a director of the Bank or such subsidiary corporation.


         13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If the outstanding shares of the stock of the Bank are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Bank, without receipt of consideration by the Bank, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share subject to the Option. Adjustments under this section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

         14. TERMINATING EVENTS. Not less than thirty (30) days prior to dissolution or liquidation of the Bank, or a reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the Bank will not be the surviving corporation, or a sale of substantially all the assets and property of the Bank to another person, or in the event of any other transaction involving the Bank where there is a change in ownership of at least twenty-five percent (25%), except as may result from a transfer of shares to another Corporation in exchange for at least eighty percent (80%) control of that corporation (a "Terminating Event"), the Stock Option Committee or the Board of Directors shall notify each Optionee of the pendency of the Terminating Event. Upon delivery of said notice, any Option granted prior to the Terminating Event shall be, notwithstanding the provisions of Section 8 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan. Upon the date thirty (30) days after delivery of said notice, any Option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the Plan and any Options granted thereunder shall terminate, unless provision is made in connection with the Terminating Event for assumption of Options theretofore granted, or substitution for such Options of new Options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, with appropriate adjustments as to number and kind of shares and prices.


         15. AMENDMENT AND TERMINATION BY BOARD OF DIRECTORS. The Board of Directors may at any time suspend, amend, or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of such Optionee's Option as it shall deem advisable; provided that, except as permitted under the provisions of Section 13 hereof, any amendment or modification which would:

                  (a) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan;

                  (b)  change the  minimum  Option  price;

                  (c)  increase the maximum term of Options provided for herein;
         or

                  (d) permit Options to be granted to anyone other than directors or full-time salaried employees of the Bank or a subsidiary corporation, shall be deemed adopted as of the date of the action of the Board of Directors effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof within twelve (12) months before or after the effective date by shareholders of the Bank holding not less than a majority of the voting power of the Bank.

              Notwithstanding the above, the Board of Directors (or the Stock Option Committee, if authorized) may grant to an Optionee, if such Optionee is otherwise eligible, additional Options or, with the consent of the Optionee, grant a new Option in lieu of an outstanding Option for a number of shares, at a purchase price and for a term which in any respect is greater or less than that of the earlier Option, subject to the limitations of Sections 5, 6 and A-2 hereof.


              No Option may be granted during any suspension of the Plan or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option outstanding prior to such amendment, suspension or termination of the Plan.


         16. TIME OF GRANTING QPTIONS. The time an Option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board of Directors (or action of the Stock Option Committee, if authorized) described in the second paragraph of Section 2 hereof; provided, however, that if appropriate resolutions of the Board of Directors (or the Stock Option Committee, if authorized) indicate that an Option is to be granted as of and on some future date, the time such Option is granted shall be such future date, the time such Option is granted shall be such future date. If action by the Board of Directors (or the Stock Option Committee, if authorized to take such action) is taken by unanimous written consent of its members, the action of the Board of Directors (or the Stock Option Committee) shall be deemed to be at the time the last Board (or Stock Option Committee) member signs the consent.


         17. PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAWS COMPLIANCE; NOTICE OF SALE. No Optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered. No shares shall be issued upon the exercise of any Option unless and until any then applicable requirements of any regulatory agencies having jurisdiction, and of any exchanges upon which stock of the Bank may be listed, shall have been fully complied with. The Bank will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any stock is issued pursuant to Options. Specifically, the Bank intends to comply with the requirements of
SEC Rule 701, promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which provides an exemption from registration for stock option grants and exercises under the Plan. However, the Bank has not registered the securities reserved under the Plan (and has no present intention to do so), and the subsequent resale by Optionees of shares issued upon the exercise of stock options is therefore NOT exempt from registration under the 1933 Act. Accordingly, prior to any resale of shares issued upon the exercise of options under the Plan, Optionees must comply with the requirements of SEC Rule 144, also promulgated under the 1933 Act. The Bank will endeavor to comply with the "current public information" requirements thereof in order to facilitate Optionees' compliance with Rule 144. In the event the Bank should ever register the securities under the Plan, the Bank will so notify Optionees that they no longer need comply with the requirements of Rule 144 upon resale of option shares. In such event, the Optionee shall give the Bank notice of any sale or other disposition of any such shares not more than five (5) days after such sale or other disposition.


         18. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is June 15,1989.


         19. TERMINATION. Unless previously terminated by the Board of Directors or as provided in Section 14 hereof, the Plan shall terminate at the close of business on June 15, 1999, and no Options shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted.

         20. OPTION AGREEMENT. Each Option shall be evidenced by a written Stock Option Agreement executed by the Bank and the Optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, including whether the Option is an Incentive or Non-Qualified Option, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan.


         21. EXCULPATION AND INDEMNIFICATION. The Bank shall indemnify and hold harmless a member or members of the Board of Directors (or Stock Option Committee), in any action brought against such member or members to the maximum extent permitted by then applicable law and the Articles of Association and Bylaws of the Bank and any amendments thereto.


                                   DIVISION A
                          INCENTIVE STOCK OPTION PLAN


         A-1. ELIGIBLE PERSONS. All full-time salaried officers and employees of the Bank and its subsidiary corporations shall be eligible for selection to participate in the Incentive Plan. Notwithstanding any other provisions of the Plan to the contrary, no director of the Bank or a subsidiary corporation who is not a full-time salaried employee of the Bank or a subsidiary corporation and no member of the Stock Option Committee may be granted Options under the Incentive Plan.


         A-2. LIMIT ON EXERCISABILITY OF OPTIONS. The aggregate fair market value (determined as of the time the Option is granted) of the stock for which any full-time salaried officer or employee may be granted incentive Options which are FIRST EXERCISABLE during any one calendar year (under all Incentive Stock Option Plans of such employee's employer corporation and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000).

         A-3. INCORPORATION BY REFERENCE. The provisions of Sections 5, 6, 9, 10 and 15 of the Plan are hereby incorporated by this reference into this Incentive Stock Option Plan.


         A-4. INTERPRETATION OF PLAN. Options granted pursuant to the Incentive Plan are intended to be "incentive stock Options" within the meaning of Section 422 of the Code, and the Incentive Plan shall be construed to implement that intent. If all or any part of an Incentive Option shall not be deemed an "incentive stock Option" within the meaning of Section 422 of the Code, said Option shall nevertheless be valid and carried into effect.



                                   DIVISION B
                        NON-QUALIFIED STOCK OPTION PLAN


         B-1. ELIGIBLE PERSONS. All employees and all directors of the Bank and its subsidiary corporations, except members of the Stock Option Committee, shall be eligible for selection to participate in the Non-Qualified Plan.


         B-2. INTERPRETATION OF PLAN. Options granted pursuant to the Non-Qualified Plan are intended to be non-qualified stock Options described in Treas. Reg. ss. 1.83-7 to which Section 421 of the Code does not apply, and the Non-Qualified Plan shall be construed to implement that intent.

                                                                    EXHIBIT 10.2

                           INDEMNIFICATION AGREEMENT


         This Indemnification Agreement is entered into this 23rd day of JUNE, 1992, by and between SIX RIVERS NATIONAL BANK, a national banking association (the "Bank"), and JOHN F. BURGER (the "Indemnitee").


                                  WITNESSETH:

         WHEREAS, the Board of Directors of the Bank has determined, after due consideration and investigation of this Agreement and various other options available in lieu hereof, that the following Agreement is reasonable, prudent and necessary to promote and ensure the best interests of the Bank and its shareholders; and

         WHEREAS, this Agreement is intended to: (1) induce and encourage highly experienced and capable persons such as the Indemnitee to serve as executive officers and/ or directors of the Bank: (2) encourage such persons to resist unjustifiable lawsuits and claims made against them in connection with the good faith performance of their duties to the Back, secure in the knowledge that certain expenses, costs and liabilities as such persons will receive the maximum protection against such risks and liabilities as legally may be available to them; and (3) encourage executive officers and directors to undue concern for the risk that claims may be made against them on account of their position with the Bank; and

         WHEREAS, the Indemnitee is an executive officer and/ or director of the Bank, and the Bank desires to have the Indemnitee continue to serve the Bank as an executive officer and / or director free from concern for unpredictable, inappropriate, or unreasonable legal risk and personal liability by reason of his acting in good faith in the performance of his duty to the Bank and the Indemnitee desires to continue to serve as an executive officer and/ or director of the Bank and be furnished with the indemnity set forth herein;

         NOW; THEREFORE. In consideration of the mutual covenants set forth herein, and intending to be legally bound, the parties hereto agree as follows:

         1. DEFINITIONS. For the purposes of this Agreement, the following definitions apply:

              (a) The term "Agent" shall mean any person who is or was acting in his capacity as a director or officer of the Bank or is or was serving as a director, officer, employee or agent of any other enterprise at the request of the Bank, whether or not he is serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

              (b) The term "Applicable Standard" shall mean that a person acted in good faith in a manner such person reasonable believed to be in the best interests of the Bank; except that in a criminal proceeding, such person must also have had no reasonable cause to believe that such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create any presumption, or establish, that the person did not meet the "Applicable Standard."

              (c) The term "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of telephone charges, postage, delivery service fees, all other disbursements and out-of-pocket expenses and reasonable compensation for time spent by the Indemnitee for which he is otherwise not compensated by the Bank or any third party) actually and reasonable incurred by or on behalf of the Indemnitee in connection with either the investigation, defense, settlement or appeal of a Proceeding or the establishment or enforcement of a right to indemnification under this Agreement, applicable law or otherwise. "Expenses" shall not include the amount of any judgment, fines or penalties actually levied against the Indemnitee or amounts paid in settlement of a Proceeding by or on behalf of the Indemnitee.

              (d) The term "Independent Legal Counsel" shall mean a law firm or member of a law firm that neither is presently nor in the past five (5) years has been retained to represent: (i) the Bank or the Indemnitee in any matter material to either party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Bank or the Indemnitee in any action to determine the Indemnitee's right to indemnification under this Agreement.

              (e) The term "Liabilities" shall mean all liabilities of any nature whatsoever, including, but not limited to, judgments, fines, penalties and amounts paid in settlement.

              (f) The term "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether brought in the name of the Bank or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise (other than as plaintiff against the Bank), by reason of the fact that Indemnitee is or was an Agent of the Bank or by reason of any action taken by him or of any inaction on his part while acting as such Agent.

         2. SERVICES OF INDEMNITEE. In consideration of the protection afforded by this Agreement, Indemnitee agrees to serve at least for the balance of his current term and his entire succeeding term, if any, as an officer and/ or director of the Bank, as the case may be, and not to resign voluntarily during such period(s) without the written consent of a majority of the Board of Directors. Following the applicable period(s) set forth above, Indemnitee agrees to serve or continue to serve or continue to serve in such capacity to the best of his abilities at the will of the Bank, for so long as Indemnitee is duly elected or appointed and qualified or until such time as he tenders his resignation in writing.

         3. INDEMNITY IN THIRD PARTY PROCEEDINGS. The Bank shall indemnify the Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Bank to provide before such amendment), if the Indemnitee is made a party to or threatened to be made a party to, or is otherwise involved in, and Proceeding (other than a Proceeding, which is an action by or in the right of the Bank to procure a judgment in its favor) by reason of the fact that Indemnitee is or was an Agent of the Bank. Subject to the provisions of Paragraph 10 hereof, this indemnity shall apply against all Expenses of Liabilities, so long as it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought, that the Indemnitee met the Applicable Standard.

         4. INDEMNITY IN PROCEEDINGS BY OR IN THE NAME OF THE BANK. The Bank shall indemnify the Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Bank to provide broader indemnification rights than the law permitted the Bank to provide before such amendment), if the Indemnitee is made a party to, or threatened to be made a party to, or is otherwise involved in, and Proceeding which is an action by or in the right of or was on Agent of the Bank to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Agent of the Bank. Subject to the provisions of Paragraph 10 hereof, this indemnity shall apply against all Expenses, but only if: (a) it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought that the Indemnitee met the Applicable Standard; (b) the Indemnitee also acted in a manned he believed to be in the best interests of the Bank's shareholders; and (c) the action is not settled or otherwise disposed of without court approval. No indemnification shall be made under this Paragraph 4 in respect of any claim, issue or matter as to which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which such court shall determine.

         5. MANDATORY INDEMNIFICATION. Notwithstanding any other provision of this Agreement with the exception of subparagraph 10(h) hereof, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action or portion thereof without prejudice, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

         6. ADVANCEMENT OF EXPENSES. The expenses incurred by the Indemnitee in any Proceeding shall be advanced by the Bank prior to the final disposition of such Proceeding, at the written request of the Indemnitee, subject to the restrictions set forth in this Paragraph 6. If required by law at the time of such advance, the Indemnitee shall undertake to repay such advances if a final order is entered in any Proceeding assessing civil money penalties against the Indemnitee, or requiring payments by the Indemnitee to the Bank, or it is ultimately determined that the Indemnitee is not otherwise entitled to indemnification. The Bank shall only make advances of Expenses to the Indemnitee or continue paying Expenses on behalf of the Indemnitee, as the case may be, if the Board of Directors of the Bank makes a determination, in good faith, that all of the following conditions are met: (i) the Indemnitee has a substantial likelihood of prevailing on the merits of the Proceeding; (ii) the Indemnitee has the financial capability to reimburse the Bank, if necessary; and (iii) payment of such Expenses by the Bank will not adversely affect the safety and soundness of the Bank.

         7. DEMAND OF INDEMNITEE FOR MANDATORY INDEMNIFICATION OR ADVANCE; PROCEDURE FOR DETERMINING OTHER CLAIM OF INDEMNIFICATION. The Indemnitee shall make a written demand on the Bank for any requested indemnification or advance pursuant to Paragraph 5 or Paragraph 6 hereof, as the case may be. If the Bank determine that such indemnification is permissible because such payment by the Bank will not adversely affect the safety and soundness of the Bank or such advance is permissible because the Board of Directors has determined that the three conditions set forth in Paragraph 6 have been met, such payment shall be made by the Bank to the Indemnitee no later than thirty (30) days after receipt of such demand by the Indemnitee. With respect to indemnification which may be made by the Bank pursuant to Paragraph 3 or 4 hereof, upon receipt of a written claim made by the Indemnitee for such indemnification, the Bank shall make a determination whether indemnification of the Indemnitee is proper under the circumstances and terms of the Agreement by: (a) majority vote of a quorum of the Board of Directors (or duly constituted committee thereof), consisting of directors who are not parties to such Proceeding; (b) approval of the shareholders (as defined in Section 153 of the California Corporations Code), with the Indemnitee's shares not being entitled to vote thereon; (c) application made to the court in which such Proceeding is or was pending by the Bank, the Indemnitee or any person rendering services in connection with Indemnitee's defense, whether or not the Bank opposes such application; or (d) to the extent permitted by law, Independent Legal Counsel in a written opinion.

         8. RIGHTS AND REMEDIES OF INDEMNITEE. If a demand made by the Indemnitee pursuant to Paragraph 5 or 6 hereof and in accordance with Paragraph 7 is not paid in full by the Bank within thirty (30) days after such demand has been received by the Bank, or if a claim made by the Indemnitee pursuant to Paragraph 3 or 4 hereof and in accordance with Paragraph 7 is not paid in full by the Bank within ninety (90) days after such claim has been received by the Bank, the Indemnitee shall be entitled to a final adjudication of his rights under this Agreement and under applicable law in a appropriate court of the State of California. The Bank shall not oppose the Indemnitee's right to seek such adjudication. The burden of proving that indemnification or advances are not appropriate shall be on the Bank. In the event a determination previously has been made, in whole or in part, that the Indemnitee is not entitled to indemnification, the decision in the judicial proceeding in which the Indemnitee seeks a final adjudication of his rights shall be made de novo. It shall not be a defense to an action or create presumption that the Indemnitee has not met the Applicable Standard merely because (i) the Bank (including its Board of Directors, Independent Legal Counsel or its shareholders) has not made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the Applicable Standard, or (ii) an actual determination was made by the Bank (including its Board of Directors or Independent Legal Counsel) that the
Indemnitee has not met such Applicable Standard. The Indemnitee's Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Bank; provided, however, that if Indemnitee is only partially successful, only an equitably allocated portion of such Expenses shall be indemnified.

             If a determination previously has been made or deemed to have been made pursuant to the terms of this Agreement that the Indemnitee is entitled to indemnification, the Bank shall be bound by such determination in the absence of
(i) a misrepresentation of a material fact by the Indemnitee or (ii) a specific finding (which has become final) be an appropriate court of the State of California that all or any part of such indemnification is expressly prohibited by law.

             If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Bank for some or a portion of the Expenses or Liabilities but not, however, for the total amount thereof, the Bank shall nevertheless indemnify Indemnitee for the portion (determine on an equitable basis) of such Expenses or Liabilities to which Indemnitee is entitled.

         9. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Association or the Bylaws of the Bank, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be an officer and/or director, as the case may be, and shall inure to the benefit of the heirs and personal representatives of the Indemnitee.

         10. LIMITATIONS. The Bank shall not be liable under this Agreement to make any payment in connection with a claim made against the Indemnitee:

             (a) for which payment is actually made to the Indemnitee under a valid and collectable insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

             (b) if any final order is entered in a Proceeding assessing civil money penalties against the Indemnitee or requiring payments be made by the Indemnitee to the Bank;

             (c) for which the Indemnified by the Bank otherwise than pursuant to this Agreement;

             (d) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

             (e) for any transaction from which the Indemnitee derived an improper personal benefit;

             (f) for acts or omissions that show a reckless disregard for the Indemnitee's duty to the Bank or its shareholders in circumstances in which the Indemnitee was aware, or should have been aware, in the ordinary course of performing his duties, of a serious injury to the Bank or its shareholders; or

             (g) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnitee's duty to the Bank or its shareholders; or

             (h) if payment by the Bank will adversely affect the safety and soundness of the Bank.

         11. SUBROGATION. In the event of any payment under this Agreement, the Bank shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable to the Bank to bring suit to enforce such rights

         12. NOTICE BY INDEMNITEE AND DEFENSE OF CLAIMS. The Indemnitee shall promptly notify the Bank in writing upon being served with any summons, citation, subpoena, complain, indictment, information, or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, administrative, or investigative; but the omission so to notify the Bank shall not relieve the Bank from any liability which it may have to the Indemnitee if such omission does not prejudice the Bank's rights. If such failure does prejudice the Bank's rights, the Bank shall be relieved from liability only to the extent of such prejudice. Such failure shall not relieve the Bank from any liability which it may have to the Indemnitee apart from this Agreement. With respect to any Proceeding as to which the Indemnitee gives such notice to the Bank:

             (a) The bank shall be entitled to participate therein at its own expense.

             (b) Except as otherwise provided below, the Bank shall be entitles to assume the defense of the Indemnitee therein, with counsel reasonable satisfactory to the Indemnitee. After notice from the Bank to the Indemnitee of its election to assume the defense of the Indemnitee, the Bank shall not be liable to the Indemnitee under this Agreement for any expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than the Indemnitee's reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Bank of its assumption of the Indemnitee's defense shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Bank, (ii) The Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Bank and the Indemnitee in the conduct of the defense of such Proceeding or that counsel retained by the Bank may not adequately represent the Indemnitee's interest, or
(iii) the Bank shall not in fact have employed counsel to assume the defense of the Indemnitee in such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Bank. The Bank shall not be entitled to assume the defense of the Indemnitee in any Proceeding as to which the Indemnitee shall have reached the conclusion provided in (ii) above.

             (c) The Bank shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid by the Indemnitee in settlement of any Proceeding effected without the Bank's written consent. The Bank shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Bank nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.


         13. NOTICES. All notices, requests, demands and other communications (collectively "notices") provided for under this Agreement shall be made in writing (including communications by telephone, telex or telecommunications facilities providing facsimile transmission) and mailed (postage prepaid and return receipt requested), telegraphed, telexed, transmitted or personally served to each party affected may designate in a written notice to the other party in compliance with this Paragraph. All such notices shall be effective when received; provided, however, that receipt shall be deemed to be effective within three (3) business days of any properly addressed notice having been deposited in the United States mail, within twenty-four (24) hours from the time electronic transmission was made, or upon actual receipt of electronic delivery, whichever occurs first.


         14. CHOICE OF LAW. Except to the extent governed by the laws of the United States, this Agreement shall be interpreted and enforced in accordance with the laws of the State of California, including applicable statutes of limitation and other procedural statutes.


         15. ATTORNEYS' FEES. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to other amounts to which the prevailing party may be entitled, actual attorneys' fees and court costs as may be awarded by the court.


         16. AMENDMENTS. Provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only by the written consent of all parties.


         17. PARTIES IN INTEREST. Nothing gin this Agreement, whether express or implied, is intended to confer any right or remedies under or by reason of this Agreement to any persons other that the parties to it and their respective successors and assigns (including an estate of the Indemnitee), nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to either party hereto. Furthermore, no provision of this Agreement shall give any third persons any right subrogation or action against either party hereto.


         18. SEVERABILITY. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and (b) so far as legally permitted, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision(s) held invalid, illegal or unenforceable.


         19. SUCCESSOR AND ASSIGNS. All of the terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties, may not be assigned or delegated by either party without the prior written consent of the other party.


         20. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. ENTIRE AGREEMENT. Except as provided in Paragraph 9 hereof, this Agreement represents and contains the entire agreement and understanding between the parties, and all previous statements or understandings, whether express or implied, oral or written, relating to the subject matter hereof are fully and completely extinguished and superseded by this Agreement. This Agreement shall not be altered or varied except by a writing duly signed by both of the parties hereto.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                             "BANK"

                                             SIX RIVERS NATIONAL BANK,
                                             a national banking association


                                             By: /s/ Margie Plum
                                                 -------------------------------
                                                     Margie Plum

                                             By: /s/ Timothy D. Cochrane
                                                 -------------------------------
                                                     Timothy D. Cochrane

         "INDEMNITEE"


/s/ John F. Burger
--------------------------------
Address: 919 Alston Rd
         -----------------------
         Santa Barbara, CA 93108
         -----------------------

                                                                    EXHIBIT 10.3

                             TRANSITION AGREEMENT


         THIS TRANSITION AGREEMENT (this "Agreement") is entered into as of this 16th day of June, 1997, by and between Six Rivers National Bank (the "Bank") and John F. Burger ("Executive").

                                  WITNESSETH:

         WHEREAS, Executive has been employed by the Bank since March 2, 1992 and currently holds the title and office of President and Chief Executive Officer; and

         WHEREAS, although the Bank is not currently involved in any negotiations or discussions regarding a possible sale of the Bank, the Bank desires to ensure that Executive has certain severance benefits as delineated below so that he can focus his entire energy on performing the functions and discharging the responsibilities of his office without concern of the potential consequences of any such sale.

         NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, including Executive's agreement to continue his employment with the Bank, and intending to be legally bound, the parties hereto agree as follows:

         1. In the event of. (i) a merger where the Bank is not the surviving entity; (ii) a transfer of all or substantially all of the assets of the Bank; or (iii) any other corporate reorganization where there is a change of ownership in the Bank of at least fifty-one percent (51 %), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%)control of that corporation (any of the events described in clauses
(i) through (iii) being referred to herein as a "Sale Transaction"), as a result of which either (A) Executive's employment is terminated at any time without cause (defined below), (B) Executive's annual base compensation is reduced by more than 25% over the previous year, or (C) Executive resigns from the Bank and terminates his employment, at any time within two (2) years from the effective date of the Sale Transaction, Executive (or his estate, representative or administrators) shall be entitled to receive from the Bank or its successor entity, as the case may be, at the option of Executive either (X) a lump sum cash payment on such date of termination or (Y) periodic payments in accordance with the Bank's normal payroll practices, in either case equal to 35 months of Executive's then current base salary plus Executive's last two year-end bonuses.

         For purposes of ties Agreement, "cause" shall be defined as the occurrence of any of the following events: (a) Executive fails to perform or habitually neglects the duties which he is required to perform by the Board of Directors and/or in accordance with the Bank's then existing policies; (b) Executive engages in illegal activity which materially adversely affects the Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executives duties as determined by the Board of Directors in good faith; or (c) Executive commits any act which would cause termination of coverage under the Bank's Banker's Blanket Bond as to Executive (as distinguished from termination of coverage as to the Bank as a whole).

         2. In the event that Executive shall be entitled to the severance payment contemplated by Paragraph I above, the Bank shall at its expense, (i) continue paying the group rate premiums for Executive's existing medical benefits with the Bank for a period not to exceed eighteen (18) months and (ii) pay all direct costs of sale of Executive's primary residence, provided such sale is consummated within two years of the date of termination.

         3. The parties hereto acknowledge that Executive's employment with the Bank is "at will" and may be terminated by either party with or without cause or prior notice. In the event that Executive's employment with the Bank is terminated for cause, disability, death, voluntary resignation by Executive, or other reasons unrelated to a Sale Transaction, then all of the Bank's obligations under Paragraphs 1 and 2 herein shall cease and be of no further force or effect.

         4. Executive acknowledges that during the course of his employment by the Bank, Executive has had access to, and has become acquainted with, what Executive and the Bank acknowledge are trade secrets, to wit, knowledge or data concerning the Bank, customers of the Bank, including knowledge of their financial condition, their financial needs, and their methods of doing business. Executive agrees that he shall not disclose any of the aforementioned trade secrets, directly or indirectly, or use them in any way, for a period of two (2) years after the date of his termination of employment.

         5. Executive acknowledges and agrees that the payments set forth in Paragraphs 1 and 2 hereof represent payments to which Executive would not otherwise be entitled under the terms of his employment with the Bank, and that such payments constitute consideration for there leases described herein. Executive further acknowledges and agrees that the release set forth in
Paragraph 6 hereof includes, without limiting its general nature, any such claims which arise out of or are related to his employment or the termination of that employment, including, for example, any and all claims for unemployment or wrongful discharge (in violation of any public policy or otherwise), and any and all claims arising under California's Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Age Disabilities Act; or any similar state or federal statute governing the employment relationship. Executive further acknowledges and agrees that he has neither reported nor, as of the date hereof, is he aware of any injury he might have suffered while working at the Bank.

         6. In consideration of the provisions of this Agreement, Executive does hereby release and forever discharge the Bank and its past and present officers, directors, agents, servants, employees and attorneys, from any and all claims, debts, accounts reckonings, obligations, costs, and causes of action, of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, that Executive now owns or holds, or at any time heretofore had, owned, or held, or could, shall or may own or hold to the date hereof or at any time in the future. Executive acknowledges that Executive is familiar with the provisions of California Civil Code Section 1542and expressly waives and relinquishes any and all rights or benefits Executive may have under said
Section 1542, to the full extent permitted by law. Said Section states:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing there lease, which if known by him must have materially affected his settlement with the debtor."

         7. Executive represents and warrants to the Bank that he has been advised to consult with an attorney prior to signing this Agreement, and that he has had this Agreement reviewed by independent legal counsel of his choice, or if he has not, that he has had the opportunity to do so; and hereby waives any claim, objection or defense on the grounds that this Agreement has not been reviewed by legal counsel of his choice.

         8. Executive acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to decide whether to sign it, and further that he has seven (7) days after execution of the Agreement in which to revoke his signature if he so chooses. Accordingly, this Agreement shall not become final and enforceable until the 8th day after it is signed by Executive.

         9. Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction or by any regulatory authority because of violation of applicable law or safety and soundness concerns, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision(s) eliminated.

         10. This Agreement constitutes the entire agreement of the parties hereto, and each of them warrants and represents to the other than no representations, warranties, statements or assurances, oral or written, other than as specifically set forth herein, have been relied upon in entering into this Agreement.

         11. This Agreement is binding upon the parties hereto and shall be binding upon their successors, heirs and assigns, and each of theme, and their agents, servants and employees, past or present and cannot be modified, altered or amended orally, but only in writing executed by duly authorized representatives of the parties to be charged therewith.

         12. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SIX RIVERS NATIONAL BANK

                                             By /s/ William T. Kay, Jr.
                                                --------------------------------
                                                    William T. Kay, Jr.
                                                    Chairman of the Board

/s/ John F. Burger
--------------------------
Executive


I received a copy of this Agreement on 6/18/97.
                                       -------

                                                /s/ John F. Burger
                                                --------------------------------
                                                    Executive

                                                                    EXHIBIT 10.4

                              TRANSITION AGREEMENT

         THIS TRANSITION AGREEMENT (this "Agreement") is entered into as of this 16th day of June, 1997, by and between Six Rivers National Bank (the "Bank") and Eugene Ulrich ("Executive").


                                  WITNESSETH:


         WHEREAS, Executive has been employed by the Bank since December 1, 1993 and currently holds the title and office of Senior Vice President and Loan Administrator; and

         WHEREAS, although the Bank is not currently involved in any negotiations or discussions regarding a possible sale of the Bank, the Bank desires to ensure that Executive has certain severance benefits as delineated below so that he can focus his entire energy on performing the functions and discharging the responsibilities of his office without concern of the potential consequences of any such sale.

         NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, including Executive's agreement to continue his employment with the Bank, and intending to be legally bound, the parties hereto agree as follows:


         1. In the event of: (i) a merger where the Bank is not the surviving entity; (ii) a transfer of all or substantially all of the assets of the Bank; or (iii) any other corporate reorganization where there is a change of ownership in the Bank of at least fifty-one percent (51%), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%)control of that corporation (any of the events described in clauses
(i) through (iii) being referred to herein as a "Sale Transaction"), as a result of which either (A) Executive's employment is terminated at any time without cause (defined below), (B) Executive's annual base compensation is reduced by more than 25% over the previous year, or (C) Executive resigns from the Bank and terminates his unemployment, at any time within two (2) years from the effective date of the Sale Transaction, Executive (or his estate, representative or administrators) shall be entitled to receive from the Bank or its successor entity, as the case may be, at the option of Executive either (X) a lump sum cash payment on such date of termination or (Y) periodic payments in accordance with the Bank's normal payroll practices, in either case equal to 35 months of Executive's then current base salary plus Executive's last two year-end bonuses.

         For purposes of this Agreement, "cause" shall be defined as the occurrence of any of the following events: (a) Executive fails to perform or habitually neglects the duties which he is required to perform by the Board of Directors and/or in accordance with the Bank's then existing policies; (b) Executive engages in illegal activity which materially adversely affects the Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executive's duties as determined by the Board of Directors in good faith; or (e) Executive commits any act which would cause termination of coverage under the Bank's Banker's Blanket Bond as to Executive (as distinguished from termination of coverage as to the Bank as a whole).

         2. In the event that Executive shall be entitled to the severance payment contemplated by Paragraph 1 above, the Bank shall at its expense, (i) continue paying the group rate premiums for Executive's existing medical benefits with the Bank for a period not to exceed eighteen (18) months and (ii) pay all direct costs of sale of Executive's primary residence, provided such sale is consummated within two years of the date of termination.

         3. The parties hereto acknowledge that Executive's employment with the Bank is "at will" and may be terminated by either party with or without cause or prior notice. In the event that Executive's employment with the Bank is terminated for cause, disability, death, voluntary resignation by Executive, or other reasons unrelated to a Sale Transaction, then all of the Bank's obligations under Paragraphs 1 and 2 herein shall cease and be of no further force or effect.

         4. Executive acknowledges that during the course of his employment by the Bank, Executive has had access to, and has become acquainted with, what Executive and the Bank acknowledge are trade secrets, to wit, knowledge or data concerning the Bank, customers of the Bank, including knowledge of their financial condition, their financial needs, and their methods of doing business. Executive agrees that he shall not disclose any of the aforementioned trade secrets, directly or indirectly, or use them in any way, for a period of two (2) years after the date of his termination of employment.

         5. Executive acknowledges and agrees that the payments set forth in Paragraphs 1 and 2 hereof represent payments to which Executive would not otherwise be entitled under the terms of his employment with the Bank, and that such payments constitute consideration for there leases described herein. Executive further acknowledges and agrees that the release set forth in
Paragraph 6 hereof includes, without limiting its general nature, any such claims which arise out of or are related to his employment or the termination of that employment, including, for example, any and all claims for unemployment or wrongful discharge (in violation of any public policy or otherwise), and any and all claims arising under California's Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Age Disabilities Act; or any similar state or federal statute governing the employment relationship. Executive further acknowledges and agrees that he has neither reported nor, as of the date hereof, is he aware of any injury he might have suffered while working at the Bank.

         6. In consideration of the provisions of this Agreement, Executive does hereby release and forever discharge the Bank and its past and present officers, directors, agents, servants, employees and attorneys, from any and all claims, debts, accounts reckonings, obligations, costs, and causes of action, of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, that Executive now owns or holds, or at any time heretofore had, owned, or held, or could, shall or may own or hold to the date hereof or at any time in the future. Executive acknowledges that Executive is familiar with the provisions of California Civil Code Section 1542and expressly waives and relinquishes any and all rights or benefits Executive may have under said
Section 1542, to the full extent permitted by law. Said Section states:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing there lease, which if known by him must have materially affected his settlement with the debtor."

         7. Executive represents and warrants to the Bank that he has been advised to consult with an attorney prior to signing this Agreement, and that he has had this Agreement reviewed by independent legal counsel of his choice, or if he has not, that he has had the opportunity to do so; and hereby waives any claim, objection or defense on the grounds that this Agreement has not been reviewed by legal counsel of his choice.

         8. Executive acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to decide whether to sign it, and further that he has seven (7) days after execution of the Agreement in which to revoke his signature if he so chooses. Accordingly, this Agreement shall not become final and enforceable until the 8th day after it is signed by Executive.

         9. Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction or by any regulatory authority because of violation of applicable law or safety and soundness concerns, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision(s) eliminated.

         10. This Agreement constitutes the entire agreement of the parties hereto, and each of them warrants and represents to the other than no representations, warranties, statements or assurances, oral or written, other than as specifically set forth herein, have been relied upon in entering into this Agreement.

         11. This Agreement is binding upon the parties hereto and shall be binding upon their successors, heirs and assigns, and each of them, and their agents, servants and employees, past or present and cannot be modified, altered or amended orally, but only in writing executed by duly authorized representatives of the parties to be charged therewith.

         12. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             SIX RIVERS NATIONAL BANK


                                             By /s/ John F. Burger
                                                --------------------------------
                                                    John F. Burger
                                                    President and
                                                    Chief Executive Officer


/s/ Eugene Ulrich
--------------------------
"Executive"


I received a copy of this Agreement on 6/16/97.
                                       -------

                                                /s/ Eugene Ulrich
                                                --------------------------------
                                                    Executive

                                                                    EXHIBIT 10.5

                              TRANSITION AGREEMENT

         THIS TRANSITION AGREEMENT (this "Agreement") is entered into as of this 16th day of June, 1997, by and between Six Rivers National Bank (the "Bank") and Michael W. Martinez ("Executive").


                                  WITNESSETH:


         WHEREAS, Executive has been employed by the Bank since December 7, 1992 and currently holds the title and office of Senior Vice President and Chief Financial Officer; and

         WHEREAS, although the Bank is not currently involved in any negotiations or discussions regarding a possible sale of the Bank, the Bank desires to ensure that Executive has certain severance benefits as delineated below so that he can focus his entire energy on performing the functions and discharging the responsibilities of his office without concern of the potential consequences of any such sale.

         NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, including Executive's agreement to continue his employment with the Bank, and intending to be legally bound, the parties hereto agree as follows:

         1. In the event of: (i) a merger where the Bank is not the surviving entity; (ii) a transfer of all or substantially all of the assets of the Bank; or (iii) any other corporate reorganization where there is a change of ownership in the Bank of at least fifty-one percent (51%), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%)control of that corporation (any of the events described in clauses
(i) through (iii) being referred to herein as a "Sale Transaction"), as a result of which either (A) Executive's employment is terminated at any time without cause (defined below), (B) Executive's annual base compensation is reduced by more than 25% over the previous year, or (C) Executive resigns from the Bank and terminates his employment, at any time within two (2) years from the effective date of the Sale Transaction, Executive (or his estate, representative or administrators) shall be entitled to receive from the Bank or its successor entity, as the case may be, at the option of Executive either (X) a lump sum cash payment on such date of termination or (Y) periodic payments in accordance with the Bank's normal payroll practices, in either case equal to 35 months of Executive's then current base salary plus Executive's last two year-end bonuses.

         For purposes of ties Agreement, "cause" shall be defined as the occurrence of any of the following events: (a) Executive fails to perform or habitually neglects the duties which he is required to perform by the Board of Directors and/or in accordance with the Bank's then existing policies; (b) Executive engages in illegal activity which materially adversely affects the Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executive's duties as determined by the Board of Directors in good faith; or (c) Executive commits any act which would cause termination of coverage under the Bank's Banker's Blanket Bond as to Executive (as distinguished from termination of coverage as to the Bank as a whole).

         2. In the event that Executive shall be entitled to the severance payment contemplated by Paragraph 1 above, the Bank shall at its expense, (i) continue paying the group rate premiums for Executives existing medical benefits with the Bank for a period not to exceed eighteen (18) months and (ii) pay all direct costs of sale of Executive's primary residence, provided such sale is consummated within two years of the date of termination.

         3. The parties hereto acknowledge that Executive's employment with the Bank is "at will" and may be terminated by either party with or without cause or prior notice. In the event that Executive's employment with the Bank is terminated for cause, disability, death voluntary resignation by Executive, or other reasons unrelated to a Sale Transaction, then all of the Bank's obligations under Paragraphs 1 and 2 herein shall cease and be of no further force or effect.

         4. Executive acknowledges that during the course of his employment by the Bank, Executive has had access to, and has become acquainted with, what Executive and the Bank acknowledge are trade secrets, to wit, knowledge or data concerning the Bank, customers of the Bank, including knowledge of their financial condition, their financial needs, and their methods of doing business. Executive agrees that he shall not disclose any of the aforementioned trade secrets, directly or indirectly, or use them in any way, for a period of two (2) years after the date of his termination of employment.

         5. Executive acknowledges and agrees that the payments set forth in Paragraphs 1 and 2 hereof represent payments to which Executive would not otherwise be entitled under the terms of his employment with the Bank, and that such payments constitute consideration for there leases described herein. Executive further acknowledges and agrees that the release set forth in
Paragraph 6 hereof includes, without limiting its general nature, any such claims which arise out of or are related to his employment or the termination of that employment, including, for example, any and all claims for unemployment or wrongful discharge (in violation of any public policy or otherwise), and any and all claims arising under California's Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Age Disabilities Act; or any similar state or federal statute governing the employment relationship. Executive further acknowledges and agrees that he has neither reported nor, as of the date hereof, is he aware of any injury he might have suffered while working at the Bank.

         6. In consideration of the provisions of this Agreement, Executive does hereby release and forever discharge the Bank and its past and present officers, directors, agents, servants, employees and attorneys, from any and all claims, debts, accounts reckonings, obligations, costs, and causes of action, of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, that Executive now owns or holds, or at any time heretofore had, owned, or held, or could, shall or may own or hold to the date hereof or at any time in the future. Executive acknowledges that Executive is familiar with the provisions of California Civil Code Section 1542 and expressly waives and relinquishes any and all rights or benefits Executive may have under said
Section 1542, to the full extent permitted by law. Said Section states:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing there lease, which if known by him must have materially affected his settlement with the debtor."

         7. Executive represents and warrants to the Bank that he has been advised to consult with an attorney prior to signing this Agreement, and that he has had this Agreement reviewed by independent legal counsel of his choice, or if he has not, that he has had the opportunity to do so; and hereby waives any claim, objection or defense on the grounds that this Agreement has not been reviewed by legal counsel of his choice.

         8. Executive acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to decide whether to sign it, and further that he has seven (7) days after execution of the Agreement in which to revoke his signature if he so chooses. Accordingly, this Agreement shall not become final and enforceable until the 8th day after it is signed by Executive.

         9. Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction or by any regulatory authority because of violation of applicable law or safety and soundness concerns, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision(s) eliminated.

         10. This Agreement constitutes the entire agreement of the parties hereto, and each of them warrants and represents to the other than no representations, warranties, statements or assurances, oral or written, other than as specifically set forth herein, have been relied upon in entering into this Agreement.

         11. This Agreement is binding upon the parties hereto and shall be binding upon their successors, heirs and assigns, and each of them, and their agents, servants and employees, past or present, and cannot be modified, altered or amended orally, but only in writing executed by duly authorized representatives of the parties to be charged therewith.

         12. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             SIX RIVERS NATIONAL BANK

                                             By /s/ John F. Burger
                                                --------------------------------
                                                    John F. Burger
                                                    President and
                                                    Chief Executive Officer

/s/ Michael W. Martinez
-----------------------
"Executive"


I received a copy of this Agreement on 6/16/97.
                                       -------

                                                /s/ Michael W. Martinez
                                                --------------------------------
                                                    Executive